Filed with the SEC on April 8, 1997             Registration No. 333-24739
This document dated July 18, 1997

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         -----------------------------
                          AMENDMENT NUMBER TWO TO FORM S-4
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                        ------------------------------

                         STONEVILLE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

        Mississippi                             6331            72-1341156
(State or other jurisdiction (Primary Standard Industrial (IRS Employer Identi-
of incorporation or          Classification Code Number)  fication Number)
organization)



    Harry E. Vickery                    Harry E. Vickery
    Stoneville Insurance Company        Delta Agricultural and Industrial Trust
    633 North State Street, Suite 200   633 North State Street, Suite 200
    Jackson, Mississippi 39202-7817     Jackson, Mississippi 39202-7817
    (601) 352-7817                      (601) 352-7817
    (Address, including zip code,       (Name, address, including zip
    and telephone number, including     code, and telephone number,
    area code of registrant's           including area code, of agent
    principal executive offices)        for service)


                                       Copies to:

                                  David L. Martin, Esq.
                                Stephen M. Roberts, Esq.
                             Watkins Ludlam & Stennis, P.A.
                                 633 North State Street
                                      P. O. Box 427
                             Jackson, Mississippi 39205-0427
                             Telephone Number: (601)949-4900

Approximate  date of  commencement of proposed sale of securities to the public:
As soon as practicable after the effective date of this Registration Statement and the liquidation of Delta Agricultural and Industrial Trust and capitalization of Stoneville Insurance Company have been consummated pursuant to the Plan and Agreement of Reorganization and Conversion described in this Prospectus.

If the securities being registered on this form are being offered in conjunction with the formation of a holding company and there is compliance with General Instruction G, check the following box. /__/


                                   CALCULATION OF REGISTRATION FEE
==============================================================================
                                    Proposed Maximum
Title of Each Class of   Amount to   Offering Price  Proposed Maximum Aggregate
Securities to be        be Registered  Per Unit       Offering Price(2)
Registered               650,000        N/A             $2,600,000
Common Stock
par value $1.00
======================== ============== ================ =====================
                              Amount of Registration Fee
                                   $787.88
                         ---------------------------------
                         ---------------------------------





  ============== ================ ===================== =====================
     (1) Represents the maximum number of shares of Stoneville Insurance Company common stock to be issued in accordance with the Plan and Agreement of Reorganization and Conversion included as Exhibit A to the attached Prospectus.
     (2) Estimated in accordance with Rule 457(f)(2) solely for the purpose of calculating the registration fee on the basis of the book value of the trust equity of Delta Agricultural and Industrial Trust as of December 31, 1996.

 ============== ================ ===================== =====================
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                         STONEVILLE INSURANCE COMPANY

                             CROSS REFERENCE SHEET


                                                  Caption or Location
Items in Form S-4                                       in Prospectus

A.    Information About the Transaction

      1.    Forepart of Registration Statement
            and Outside Front Cover Page of
            Prospectus.......................     Cover Page of
                                                  Registration Statement;
                                                  Cross Reference Sheet;
                                                  Cover Page of the Prospectus

      2.    Inside Front and Outside Back
            Cover Pages of Prospectus........     Available Information;
                                                  Incorporation of
                                                  Certain Documents by
                                                  Reference; Table of Contents


      3.    Risk Factors, Ratio of Earnings
            to Fixed Charges and Other
            Information......................  Summary; Risk Factors; Selected
                                               Financial Data of the Trust; Pro
                                               Forma Condensed Balance Sheets
                                               and Statements of Income
                                               (Unaudited) of the Company

      4.    Terms of the Transaction......... Summary; The Conversion; The Plan;
                                              Description of Company Stock;
                                              Comparison of Rights of Former
                                              Members of the Trust and
                                              Shareholders of the Company; Plan
                                              of Distribution of Excess Stock


      5.    Pro Forma Financial Information.   Pro Forma Condensed Balance
                                               Sheets and Statements of Income
                                               (Unaudited) of the Company

      6.    Material Contacts with the
            Company Being Acquired...........     Not Applicable

      7.    Additional Information Required
            for Reoffering by Persons and
            Parties Deemed to be Under-
            writers..........................     Not Applicable

      8.    Interest of Named Experts and
            Counsel..........................     Legal Opinion; Experts

      9.    Disclosure of Commission
            Position on Indemnification
            for Securities Act Liabilities...     Comparison of Rights of Former
                                                  Members of the Trust and
                                                  Shareholders of the Company

B.    Information About the Registrant

      10.   Information with Respect to
            S-3 Registrants..................     Not Applicable

      11    Incorporation of Certain Infor-
            mation by Reference..............     Not Applicable

      12.   Information with Respect to S-2
            or S-3 Registrants...............     Not Applicable

      13.   Incorporation of Certain Infor-
            mation by Reference..............     Not Applicable


      14.   Information with Respect to
            Registrants Other Than S-3 or
            S-2 Registrants.................. Summary; The Conversion; Business
                                              of the Company; Financial
                                              Statements; Pro Forma Condensed
                                              Balance Sheets and Statements of
                                              Income (Unaudited) of the Company

C.    Information About the Company Being Acquired

      15.   Information with Respect to S-3
            Companies........................     Not Applicable

      16.   Information with Respect to S-2
            or S-3 Companies.................     Not Applicable

      17.   Information with Respect to
            Companies Other Than S-3 or
            S-2 Companies....................Summary; The Conversion; Business
                                             of the Trust; Financial Statements;
                                             Selected Financial Data of the
                                             Trust; Trust Management's
                                             Discussion and Analysis of
                                             Financial Conditions and
                                             Results of Operations

D.    Voting and Management Information

18.   Information if Proxies, Consents
      or Authorizations Are to be
      Solicited........................           Not Applicable

19.   Information if Proxies, Consents
      or Authorizations Are Not to be
      Solicited or in an Exchange
      Offer............................     Cover Page of Prospectus; Summary;
                                            The Special Meeting; The Plan;
                                            Business of the Company; Certain
                                            Transactions of Relationships

             [Delta Agricultural and Industrial Trust Letterhead]


                                                                        , 1997

To Our Former Members:

      As you are aware, since the Delta Agricultural and Industrial Trust (the "Trust") was started by the Delta Council in 1991, the purpose of the Trust has been to provide reasonably priced insurance for its insureds. Due to fundamental changes in the workers' compensation market, a key part of the Trust's strategy has been to move gradually toward the formation of a stock insurance company while providing continuity of coverage to its insureds. In December, 1996, Stoneville Insurance Company (the "Company") was formed to become the successor of the Trust. The Board of Trustees believes that the creation of the Company will allow the continuation of the Trust's original mission as well as allow the flexibility in the future to provide services the Trust could not offer.

      The Board of Trustees of the Trust recently took the next step to make the Company an operating entity by voting to approve and adopt a plan and Agreement of Reorganization and Conversion of the Trust (the "Plan").

      Pursuant to the Plan, the Trust will transfer substantially all of its assets and liabilities (other than insurance liabilities) to the Company in exchange for common stock ("Stock") of the Company, the Trust will be dissolved, and Former Members (as defined in the Plan) of the Trust will receive Stock of the Company on the terms and subject to the conditions set forth in the Plan, all as more fully described in the attached Prospectus (the "Conversion"). Upon completion of the actions set forth in the Plan, the Company will have succeeded to substantially all of the assets and liabilities of the Trust (other than insurance liabilities) and the Company will apply for, and anticipates being licensed as, a Mississippi stock insurance company eligible to write workers' compensation insurance. Simultaneously with implementation of the Plan, Continental Casualty Company (a member of the CNA Insurance Group) will assume direct responsibility for the insurance liabilities of the Trust, which will relieve the Former Members of the Trust from their joint and several liability with respect to the insurance liabilities of the Trust. The terms of the Conversion and the anticipated business of the Company are described in detail in the enclosed Prospectus.

      The Board of Trustees of the Trust has unanimously approved the Plan and believes the Conversion is in the best interests of the Trust and its Former Members. No approval by Former Members is necessary for the consummation of the Conversion; however, all Former Members should carefully read the enclosed Prospectus including the section entitled "Risk Factors" to fully understand the Conversion and the plans and prospects of the Company.

      The Board of Trustees believes that the creation of the Company will best continue the Trust's original mission while providing Former Members the opportunity to participate in the Company's growth potential.

                                            By Order of the Board of Trustees


                                            William L. Kennedy
                                            Chairman of the Board of Trustees

                                        PROSPECTUS

                               STONEVILLE INSURANCE COMPANY

                                    [insert logo here]

DELTA AGRICULTURAL AND               STONEVILLE INSURANCE COMPANY
INDUSTRIAL TRUST                     Maximum of 650,000 Shares of Common Stock,
                                     $1.00 par value

                     -----------------

      This Prospectus is being furnished to former members of Delta Agricultural and Industrial Trust, a Mississippi workers' compensation self insurance trust (the "Trust") in connection with the Plan and Agreement of Reorganization and Conversion of the Trust (the "Plan") and the transactions contemplated thereby, which was adopted and approved by the Trust's Board of Trustees on March 20, 1997. A conformed copy of the Plan is attached as Exhibit A. Pursuant to the
Plan: (i) the Trust will transfer substantially all its assets and liabilities (other than insurance liabilities) to Stoneville Insurance Company (the "Company"); (ii) in exchange for the contribution of such assets and liabilities by the Trust to the Company, the Company will issue shares of its common stock, $1.00 par value (the "Stock") to the Trust; and (iii) the Trust will dissolve and distribute its assets (Stock of the Company) in a liquidating distribution to former members of the Trust ("Former Members"). Former Members of the Trust are those employers who at any time had workers' compensation insurance coverage provided by the Trust for one or more of the following complete accounting years of the Trust: August 1, 1992-July 31, 1993; August 1, 1993-December 31, 1994; January 1, 1995-December 31, 1995; and January 1, 1996-December 31, 1996 (collectively, "Positive Income Fund Years" or individually interchangeably, a "Positive Income Fund Year"). The foregoing transaction is referred to as the "Conversion."

      As a result of the Conversion, each Former Member shall receive one share of Company Stock for each $4.00 of Trust equity (a "Trust Unit") allocable to such Former Member, except dissenters, who shall receive $4.00 in cash for each Trust Unit allocable to such dissenter. There are a total of approximately 507,224 Trust Units allocable to Former Members as a group which at $4.00 per Trust Unit represents the approximately $2,028,894 value of the net assets anticipated to be transferred from the Trust to the Company. The actual amount transferred and the number of Trust Units will depend on the number of dissenters and the expenses of the Conversion. Trust Units will be allocated to each Former Member based on a ratio (the "Proportionate Earned Premium") which takes into account the proportion such Former Member's net premiums paid to the Trust bears to the net premiums paid to the Trust by all Former Members. The Proportionate Earned Premium is calculated by dividing (i) the net earned premium derived by the Trust from each Former Member for all Positive Income Fund Years by (ii) the total net earned premium of the Trust derived from Former Members for all Positive Income Fund Years. The total of Trust Units allocable to Former Members as a group will be multiplied by each Former Member's Proportionate Earned Premium in order to determine the number of Trust Units (and thereby the Stock or, in the case of dissenters, the amount of cash) to be received by such Former Member as a result of the Conversion.

      No vote of Former Members is required for the approval or consummation of the Conversion. However, all Former Members should carefully read this Prospectus to understand the Conversion and their rights under the Plan. Consummation of the Conversion is subject to various conditions as set forth in the Plan and described in the Prospectus.

                                    ------------------

      THIS PROSPECTUS, WHICH IS BEING FURNISHED TO FORMER MEMBERS OF THE TRUST TO ADVISE THEM OF THE TERMS OF THE CONVERSION, ALSO CONSTITUTES THE PROSPECTUS OF THE COMPANY WITH RESPECT TO A MAXIMUM OF 650,000 SHARES OF COMPANY STOCK TO BE ISSUED IN CONNECTION WITH THE CONVERSION.

                                    ------------------

      IN THE EVENT THAT THE MAXIMUM NUMBER OF SHARES OF STOCK REGISTERED HEREUNDER ARE NOT DISTRIBUTED PURSUANT TO THE PLAN, THE COMPANY MAY SELL THE BALANCE OF SUCH STOCK TO PERSONS OTHER THAN FORMER MEMBERS AT $4.00 PER SHARE ("PURCHASERS"). SUCH SALES SHALL BE MADE ONLY THROUGH OFFICERS AND DIRECTORS OF THE COMPANY AND NO COMMISSIONS WILL BE CHARGED.

                                     -----------------

      No person is authorized to give any information or to make any representation concerning the Conversion not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by the Company or the Trust. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus in any jurisdiction, to or from any person to whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Prospectus.

      SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY FORMER MEMBERS OF THE TRUST IN CONSIDERING THEIR RIGHTS REGARDING THE CONVERSION AND BY PURCHASERS.
THIS STOCK IS PURELY SPECULATIVE.

                                    ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE MISSISSIPPI DEPARTMENT OF INSURANCE OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE MISSISSIPPI DEPARTMENT OF INSURANCE OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                    ------------------

This Prospectus  is being  first  mailed to Former  Members  of the Trust  on
or about , 1997.  The date of this  Prospectus  is,                   1997.

                             AVAILABLE INFORMATION

      The Company has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") of which this Prospectus is a part with respect to the shares of Stock to be issued in connection with the Conversion. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the Rules and Regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated by reference referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or attached as an annex hereto or such other document, each such statement being qualified in all respects by such reference.

      Prior to the issuance of the shares of Stock of the Company and registration thereof pursuant to the Registration Statement, neither the Company nor the Trust have been subject to any informational requirements of the Securities Exchange Act of 1934. Subsequent to the registration of the Company's Stock, the Company will be subject to certain informational requirements of the Securities Exchange Act of 1934.

                              ------------------



      This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge, upon the written or oral request of any Former Member of the Trust or prospective Purchaser to whom this Prospectus is delivered. In order to ensure timely delivery of such documents, any request should be made by , 1997 [date at least 10 days after mailing date], and such requests should be directed to the Company's offices at 633 North State Street, Suite 200, Jackson, Mississippi 39202; telephone (601) 352-7817, Attention:
Harry E. Vickery, President.


                               -----------------

                              TABLE OF CONTENTS


                                                                          Page

SUMMARY......................................................................1

The Company..................................................................1
The Trust....................................................................1
Definition of Former Members of the Trust....................................1
Description of Plan..........................................................2
Adoption of Plan.............................................................2
Reasons for Conversion.......................................................3
Dissenters' Rights...........................................................3
Effective Date...............................................................3
Conditions and Termination...................................................3
Assumption Reinsurance Agreement.............................................4
Termination of Self Insurer Status...........................................4
Business of the Company......................................................4
Management of the Company....................................................5
Regulation of the Company....................................................5
Dividend Policy..............................................................5
Certain Federal Income Tax Consequences......................................6
Accounting Treatment.........................................................6
Required Regulatory Approvals................................................6
Comparison of Rights of Former Members of the Trust and Shareholders of the
Company......................................................................6
Sale of Excess Stock ........................................................6

RISK FACTORS.................................................................7

Lack of History of Operations................................................7
Limited Operations...........................................................7
Capitalization...............................................................7
Reliance on Certain Persons..................................................7
Variability of Operating Results.............................................8
Adequacy of Loss Reserves....................................................8
Regulation...................................................................8
Competition..................................................................9
Lack of Ratings..............................................................9
Licensure....................................................................9

THE CONVERSION..............................................................10

Background..................................................................10
Reasons for Conversion......................................................10

Recommendation of the Trust's Board of Trustees.............................12
Assumption Reinsurance Agreement............................................12
Regulatory Approvals........................................................14
Resales of Company Stock....................................................14
Certain Federal Income Tax Consequences.....................................14
Consequences to Former Members..............................................14
Consequences to the Trust and the Company...................................15
Anticipated Accounting Treatment............................................15

THE PLAN....................................................................16

General.....................................................................16
Effective Date..............................................................16
Terms of the Plan ..........................................................16
Dissemination of Liquidating Distribution...................................18
Conditions..................................................................18
Termination.................................................................18

PRO FORMA CONDENSED BALANCE SHEETS AND STATEMENTS
      OF INCOME (UNAUDITED) OF THE COMPANY..................................19

THE WORKERS' COMPENSATION INSURANCE SYSTEM..................................30

BUSINESS OF THE TRUST.......................................................31

History of the Trust........................................................31
Operations of the Trust.....................................................31
The Commercial Program......................................................31
Regulation..................................................................32
Employees...................................................................32
Trustees....................................................................32
Legal Proceedings...........................................................33

SELECTED FINANCIAL DATA OF THE TRUST........................................34

TRUST MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
      CONDITIONS AND RESULTS OF OPERATIONS..................................36

Overview....................................................................36
Results of Operations.......................................................37
Earned Premium..............................................................37
Losses......................................................................37
Other Expenses..............................................................41
Income Taxes................................................................41
Investment Income...........................................................42

Liquidity and Capital Resources.............................................42
General.....................................................................42
Liquidity Requirements......................................................42
Admitted Assets.............................................................44
Commitments.................................................................44

BUSINESS OF THE COMPANY.....................................................45

Organization and Purpose....................................................45
Company Management's Plan of Operation......................................45
Continuation of Commercial Program..........................................45
Recapture of Reserves.......................................................45
Provision of Reinsurance....................................................46
Creation of Other Workers' Compensation Insurance Programs..................46
General Operations..........................................................47
Investments.................................................................47
Government Regulation.......................................................48
Assumption of Trust Contracts...............................................49
Employees...................................................................49
Management of the Company...................................................49
Executive Compensation......................................................50
Legal Proceedings...........................................................50

DESCRIPTION OF COMPANY STOCK................................................51

COMPARISON OF RIGHTS OF FORMER MEMBERS OF THE TRUST AND
      SHAREHOLDERS OF THE COMPANY ..........................................51

Governance..................................................................51
Liability...................................................................51
Assessment..................................................................51
Voting......................................................................51
Resale......................................................................52
Indemnification of Officers and Directors of the Company....................52
Indemnification of Trustees of the Trust....................................53
Preemptive Rights...........................................................54
Dividends...................................................................54

PLAN OF DISTRIBUTION OF EXCESS STOCK .......................................55

CERTAIN TRANSACTIONS AND RELATIONSHIPS......................................55

LEGAL MATTERS...............................................................56

EXPERTS.....................................................................56

INDEX TO FINANCIAL STATEMENTS..............................................F-1

INDEX TO FINANCIAL STATEMENTS..............................................F-2

EXHIBIT A -- PLAN AND AGREEMENT OF REORGANIZATION AND CONVERSION
      OF DELTA AGRICULTURAL AND INDUSTRIAL TRUST...........................A-1

                                    SUMMARY

      The following is a brief summary of certain information contained elsewhere in this Prospectus and the documents incorporated herein by reference. This summary does not contain a complete statement of all material information relating to the Conversion and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Prospectus, including any Exhibits and the documents incorporated in this Prospectus by reference. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus.

The Company

      The Company is a Mississippi corporation, with its principal office located 633 North State Street, Suite 200, Jackson, Mississippi 39202, telephone number (601) 352-7817. The Company was incorporated on December 13, 1996. Subsequent to the Conversion, the Company will apply for, and anticipates completing licensure as a Mississippi stock insurance company eligible to provide workers' compensation insurance within the State of Mississippi. See "Business of the Company -- Organization and Purpose."

The Trust

      The Trust is a Mississippi workers' compensation self insurance trust with its principal office located at 633 North State Street, Suite 200, Jackson, Mississippi, 39202-7817, telephone number (601) 352-7817. The Trust was formed under a Trust Agreement dated August 1, 1991 (the "Trust Agreement"), to provide workers' compensation insurance to its participants. See "Business of the Trust -- History of the Trust; Operations of the Trust."

Definition of Former Members of the Trust

      Former Members of the Trust are those employers who at any time had workers' compensation insurance coverage provided by the Trust for one or more full Positive Income Fund Years.

      Since July 1, 1996, which is the date of the inception of the Trust's program of workers' compensation insurance coverage provided through TIG Insurance Company (the "Commercial Program"), no employer has paid a premium to the Trust for workers' compensation insurance nor has the Trust issued such insurance. Because the Trust Agreement governing operations of the Trust defines members as those who purchase insurance through the Trust, as a result of the creation of the Commercial Program the Trust ceased having members as contemplated by the provisions of the Trust Agreement.

      To clarify the rights of Former Members regarding the terms of the Conversion, on March 20, 1997, the Board of Trustees of the Trust unanimously adopted a resolution to clarify and define those who are Former Members of the Trust as those employers who had workers' compensation insurance coverage provided by the Trust for one or more full Positive Income Fund Years. The Trustees included the Positive Income Fund Year as a condition to be a Former Member based on the position of the Mississippi Workers' Compensation Commission that the Conversion should be treated similar to a Trust dividend, which would only be payable to employers who had workers' compensation insurance provided by the Trust during years in which the Trust made a profit, i.e. a Positive Income Fund Year.

Description of Plan

      The Company has been formed to become the successor of the Trust. Pursuant to the Plan: (i) the Trust will transfer substantially all its assets and liabilities (other than insurance liabilities) to the Company; (ii) in exchange for the contribution of the such assets and liabilities by the Trust to the Company, the Company will issue Stock to the Trust; and (iii) the Trust will be liquidated and will distribute to Former Members of the Trust one (1) share of Company Stock for each Trust Unit ($4.00 of value of Trust equity) allocable to such Former Member, except for those Trust Units with respect to which rights of dissent have been exercised (collectively, the "Liquidating Distribution"). A total of approximately 507,224 Trust Units are available for distribution to Former Members, which represents the approximately $2,028,894, the estimated value of the net assets anticipated to be transferred to the Company. The number of Trust Units has been computed based upon the value of the equity of the Trust as of December 31, 1996, increased by estimated income of the Trust between such date and the effective date of the Plan minus all expenses incurred between such date and the effective date of the Plan, including amounts reserved to pay estimated expenses of the Trust, but excluding amounts reserved to pay dissenters. The number of Trust Units and the actual amount transferred from the Trust to the Company will depend on the number of dissenters and the expenses of the Conversion and the income of the Trust between December 31, 1996 and the effective date of the Plan. For purposes of computing the number of shares of Stock (or in the case of dissenters, cash) distributable to each Former Member, each Former Member will have allocated to it a number of Trust Units determined by multiplying the total number of Trust Units by the Proportionate Earned Premium of each Former Member. See "The Plan -- General; Terms of the Plan; Dissemination of Liquidating Distribution" and "Description of Company of Stock."

Adoption of Plan

      The Trust's Board of Trustees unanimously approved and adopted the Plan on March 20, 1997. No vote of Former Members is required to approve or adopt the Plan or consummate the Conversion.

      The Trust Agreement provides that the Trust's Board of Trustees may terminate the Trust at any time with the approval of the members of the Trust. However, when the Trust ceased directly providing workers' compensation insurance, the Trust ceased having members as defined by the Trust Agreement. Because there are no members as contemplated by the Trust Agreement, no vote other than the Trust's Board of Trustees is required to approve and adopt the Plan or consummate the Conversion. See "Summary -- Definition of Former Members of the Trust."

Reasons for Conversion

      Formation of the Company is intended to provide a locally controlled, long term source of dependable and reasonably priced insurance without the joint and several liability associated with workers' compensation self-insured pools such as the Trust. As a Mississippi stock insurance company, the Company is permitted by law to expand into a broader range of insurance activities and to have more flexibility in financing activities and other matters than is currently permitted to the Trust as a Mississippi workers' compensation self-insured pool. Formation of the Company also is intended to facilitate the development of an active market in the Company's Stock. See "The Conversion -- Reasons for Conversion; Resales of Company Stock" and "Business of the Company -- Company Management's Plan of Operation."

Dissenters' Rights

      Former Members of the Trust have the right to dissent from the Plan and receive $4.00 in cash for each of their Trust Units. In order to perfect dissenters' rights, a Former Member wishing to dissent must deliver to the Trust's office written notice of such Former Member's intent to demand payment on or before ______________, 1997 [compute 30 days after the effective date of the Registration Statement]. See "The Plan -- General; Terms of the Plan."

      If dissenters' rights are perfected by holders of more than 20% of the Trust Units, then the Conversion will not proceed with the result that no cash or stock will be distributed to any Former Members.

Effective Date

      The effective date of the Plan at which time the Company will be capitalized and the Trust liquidated and dissolved (the "Effective Date") is expected to be the close of business on the last day of the month after which all of the conditions to the Plan have been satisfied. See "The Plan -- Effective Date; Conditions; Termination."

Conditions and Termination

      The Plan may be terminated and abandoned at any time prior to the Effective Date by vote of the Trust's Board of Trustees. In addition, the Plan is subject to certain conditions, which, if not met, also constitute grounds for termination. Such conditions include: (i) receipt of an opinion from Watkins Ludlam & Stennis, P.A., to the effect that the Conversion will be treated, for federal income tax purposes, as a tax-free transaction as to the Trust, the Company, and to those Former Members who receive Stock of the Company; (ii) effectiveness of the Assumption Reinsurance Agreement described elsewhere herein; and (iii) dissenters' rights shall not be perfected by holders of more than twenty percent (20%) of the Trust Units. See "The Plan -- Conditions; Termination."

Assumption Reinsurance Agreement

      The Trust and the Company have entered into an Assumption Reinsurance Agreement (the "Assumption Reinsurance Agreement") with Continental Casualty Company ("Continental"), a member of the CNA Insurance Group.

      In a self insured pool such as the Trust, all persons who have ever purchased insurance from the pool are jointly and severally liable for the loss obligations of one another which were incurred during the time period such person was an insured. The Assumption Reinsurance Agreement provides that Continental will assume the Trust's insurance liabilities and the joint and several liability of any employers to whom the Trust provided insurance and that such employers will be able to look directly to Continental for coverage and claims payments without the necessity of making a claim against the Trust.

      Each Former Member of the Trust which accepts a Liquidating Distribution will be deemed to have agreed to look solely to Continental for coverage, to release the Trust from further insurance obligations, and to release the Former Members of the Trust from joint and several liability. In addition, all Former Members will be required to sign and return an Assumption Certificate evidencing their agreement to the assumption by Continental as a condition to receiving the Liquidating Distribution applicable to such Former Member.

      Under the terms of the Assumption Reinsurance Agreement, the Company has the option to reinsure Continental for part or all of the Trust's former insurance which Continental directly assumed and in connection therewith to recapture related reserves transferred to Continental. The Assumption Reinsurance Agreement is expected to provide significant net income to the Company through the recapture of part of the reserves transferred to Continental. Though the adequacy of such reserves was actuarially computed, the Company, based on its claims experience, believes such reserves are in excess of the amounts actually needed to provide for claims assumed by Continental under the Assumption Reinsurance Agreement. See "The Conversion -- Assumption Reinsurance Agreement" and "Business of the Company -- Company Management's Plan of Operation."

Termination of Self Insurer Status

      Upon consummation of the Assumption Reinsurance Agreement, the Trust will surrender its Certificate of Authority to the Workers' Compensation Commission. See "The Conversion -- Regulatory Approvals."

Business of the Company

      Upon completion of the Conversion, the Company anticipates being licensed by the Mississippi Department of Insurance (the "Department of Insurance") to
write workers' compensation insurance in the State of Mississippi.  The Company anticipates that it will continue the Commercial Program as well as create workers' compensation programs through other insurers. The

Company expects to obtain income through the recapture of certain loss reserves which will be held by Continental, the provision of reinsurance to Continental and to TIG Insurance Company and TIG Reinsurance Company through the Commercial Program, through investment income and through the creation and management of workers' compensation programs similar to the Commercial Program. See "Business of the Company -- Company Management's Plan of Operation."

      The Company does not anticipate directly writing insurance until it is eligible to receive a rating from an insurance rating organization, which is anticipated to be at least five years after the date of licensure. Having a favorable rating will be important in the event the Company elects to write insurance on a direct basis because the absence of a rating, or a low rating, will make the Company's products less attractive to insureds. See "Business of the Company -- Company Management's Plan of Operation."

Management of the Company

      The officers and directors of the Company are William L. Kennedy (Director and Chairman of the Board), Harry E. Vickery (Director and President)
 and David R. White (Director, Secretary, Treasurer and Vice President). See "Business of the Company -- Management of the Company; Executive Compensation."

Regulation of the Company

      The Company will be subject to the regulation of the Department of Insurance although control over the delivery of benefits is generally under the purview of the Workers' Compensation Commission. The regulatory policies of both the Workers' Compensation Commission (applicable to the Trust) and the Department of Insurance (applicable to the Company) are designed to encourage responsible operation and solvency. The principal difference in regulatory requirements between the two regulatory entities is that the Department of Insurance's reporting requirements are more detailed and its regulatory powers are more extensive than those of the Workers' Compensation Commission. In addition, commercial insurance companies are allowed to set their rates at any level, subject only to Department of Insurance disapproval, thus allowing commercial insurers to quickly respond to market changes. This is in contrast with premium setting by pools such as the Trust, the rates of which must be analyzed and approved by the Workers' Compensation Commission. See "The Conversion -- Regulatory Approvals"; "The Workers' Compensation Insurance System"; and "Business of the Company -- Government Regulation."

Dividend Policy

      The payment of dividends by the Company is subject to regulatory restrictions. See "Comparison to the Rights of Members of the Trust and Shareholders of the Company -- Dividends."

Certain Federal Income Tax Consequences

      Where a Former Member exercises the right to dissent and receives cash in exchange for Trust Units, such cash will be treated as having been received by the Former Member as a distribution in redemption of the Trust Units subject to the provisions and limitations of Section 302 of the Internal Revenue Code of 1986, as amended (the "Code"). Where a Former Member receives shares of Company Stock in exchange for Trust Units, no gain or loss will be recognized by the Former Member on the Company Stock received. No gain or loss will be recognized by the Trust or the Company with respect to the Conversion. See "The Conversion -- Certain Federal Income Tax Consequences."

Accounting Treatment

      The Conversion is a reorganization of entities under common control, the accounting for which is similar to a pooling of interests. See "The
Conversion -- Anticipated Accounting Treatment."

Required Regulatory Approvals

      The Conversion does not require regulatory approval from either the Workers' Compensation Commission or the Department of Insurance. See "The Conversion -- Regulatory Approvals."

Comparison of Rights of Former Members of the Trust and Shareholders of the Company

      There are material differences between the rights of Former Members of the Trust and rights of shareholders of the Company. These differences include the following: Former Members are jointly and severally liable for loss obligations of the Trust during the period such Former Members were insureds of the Trust while stockholders of the Company will not be liable for the obligations of the Company and the Company Stock will be nonassessable; Former Members have no voting rights while holders of Company Stock are entitled to one vote per share held on each matter submitted to a vote of the shareholders; and Former Members may not sell or transfer their interest in the Trust, while holders of Company Stock may freely transfer their shares, subject to applicable securities laws. See "Comparison of Rights of Former Members of the Trust and Rights of Shareholders of the Company."

Sale of Excess Stock

      In the event that the maximum number of shares of Stock registered hereunder are not distributed pursuant to the Plan, the Company may sell the balance of such stock to persons other than Former Members. The sale price of such Stock shall be $4.00 per share. Such sales shall be made only through officers and directors of the Company and no commissions will be charged. See "Plan of Distribution of Excess Stock."

                                 RISK FACTORS

      The following risk factors should be considered carefully by Former Members and Purchasers in evaluating whether to become holders of Company Stock. These factors should be considered in conjunction with other information included and incorporated by reference in this Prospectus.

Lack of History of Operations

      The Company is a newly formed Mississippi corporation and has no history of operations. Although the Company will be the successor in interest to the Trust and plans to capitalize on relationships between the Trust and its present and former insureds, there can be no assurance that the Company will succeed or meet its objectives. See "Business of the Company -- Organization and Purpose; Company Management's Plan of Operation."

Limited Operations

      The Company anticipates that its sole sources of revenue will consist initially of investment income, premiums generated from the provision of reinsurance and recapture of reserves under the Assumption Reinsurance Agreement, premiums generated from the provision of reinsurance under the Commercial Program, and the creation and management of any program similar to the Commercial Program. See "The Conversion -- Assumption Reinsurance Agreement" and "Business of the Company -- Company Management's Plan of Operations." The Company does not plan to write insurance directly until it receives a favorable rating of at least an A-, which the Company anticipates will be at least five years from the date of licensure. See "Risk Factors -- Lack of Ratings."

Capitalization

      The Company anticipates it will exceed the statutory minimum capital and surplus requirements of the Department of Insurance for writing workers' compensation insurance in Mississippi. However, the Company initially will be thinly capitalized. In the early years, the Company may incur losses. Losses in excess of those anticipated by management during the initial years of the Company's operations or otherwise could result in the Company failing to meet the statutory minimum capital and surplus requirements. In that event, the Company could be placed under certain operating and other restrictions by the Department of Insurance or supervision by the Department of Insurance or the Department of Insurance could seek to appoint a receiver or liquidator for the Company. See "Business of the Company -- Company Management's Plan of Operations; Government Regulation."

Reliance on Certain Persons

      The success of the Company will be substantially dependent on the services of Harry E. Vickery (Director, President of the Company) and David R. White (Director, Secretary, Treasurer, and Vice President). The loss of the services of one or both persons could have an adverse impact on the Company's ability to reach its objectives. See "Business of the Company -- Management of the Company" and "Certain Transactions and Relationships."

Variability of Operating Results

      Historically, the workers' compensation industry has been cyclical, generally characterized by periods of overcapacity which result in lower premium rates followed by periods of scarcity resulting in higher rates. Premium rates, and thus profitability, can be affected significantly by many factors including competition, the severity and frequency of claims, interest rates, regulations, court decisions, the judicial climate, and general economic conditions and trends, all of which are outside of the Company's control. These factors could contribute to significant variation of results of operations from year to year. Changes in economic conditions can lead to reduced premium levels due to lower payrolls as well as increased claims due to the tendency of workers who are laid off to submit worker's compensation claims. Legislative and regulatory changes can also contribute to variable operating results for worker's compensation insurance businesses. See "The Conversion -- Reasons for Conversion" and "The Workers' Compensation Insurance System."

Adequacy of Loss Reserves

      The Company will be required to maintain reserves to cover its estimated ultimate liability for losses with respect to reported and unreported claims incurred as of the end of each accounting period. These reserves do not represent an exact calculation of liabilities but rather are estimates involving actuarial projections at a given time of what the Company expects the ultimate settlement and administration of claims will cost based on facts and circumstances then known, predictions of future events, estimates of future trends in claims frequency and severity. See "Business of the Company -- Government Regulation."

      In light of present facts and current legal interpretations, management of the Company believes that adequate provisions will have been made for loss reserves upon the Conversion. In making this determination, management has considered the claims experience if the Trust, loss development history for prior accident years for the Trust, estimates of future trends of claims frequency and severity and the proposed underwriting activities of the Company. However, establishment of appropriate reserves is an inherently uncertain process, and there can be no certainty that currently established reserves will prove adequate in light of subsequent actual experience. Subsequent actual experience could result in loss reserves being too high or too low. Future loss development could require reserves for prior periods to be increased, which would adversely impact earnings in future periods.

Regulation

      The Company's worker's compensation insurance operations will initially be conducted only in Mississippi and will be subject to supervision and regulation by the Department of Insurance. Such supervision and regulation relate to numerous aspects of an insurance company's business and financial condition. The primary purpose of such supervision and regulation is the protection of policyholders rather than investors or stockholders of an issuer. In the event an insurance company does not comply with the rules and regulations promulgated by the Department of Insurance, the Department of Insurance may utilize a number of enforcement mechanisms against the noncomplying company, including supervision, receivership, or liquidation. See "Business of the Company -- Government Regulation."

Competition

      The insurance industry is characterized by competition primarily on the basis of price. However, availability and quality of products, quality and speed of service (including claims service), financial strength, distribution systems and technical expertise are also important elements of competition. Many of the Company's competitors are larger and have greater resources than the Company. See "Business of the Company -- Company Management's Plan of Operations."


Lack of Ratings

      Rating organizations review the financial performance and condition of insurers. The Company will initially not be rated as a result of having less than five consecutive years of operating experience. The absence of a rating could make the Company's reinsurance product less attractive to potential ceding companies (the companies which would transfer the insurance risk to the Company) because the ceding insurer will not have an independent third party evaluation of the Company's financial status. As a result, the ceding companies may require pledged collateral or a letter of credit as a condition for ceding insurance to the Company.

Licensure

      Upon completion of the Conversion, the Company expects to be licensed by the Department of Insurance as a provider of workers' compensation insurance. Although the Company believes it will meet all requirements for licensure and has undertaken discussions with the Department of Insurance to that effect, the Department of Insurance is not required to grant such licensure.

                                THE CONVERSION

Background

      During late 1995, management of the Trust began discussing the best method of continuing to fulfill the Trust's mission of ensuring long term availability of reasonably priced workers' compensation insurance to its core agricultural and industrial clients. Due to fundamental changes in the workers' compensation insurance market, management of the Trust determined that the conversion of the Trust into a commercial stock company would best suit the needs of the Trust's insureds. See "The Workers' Compensation Insurance System."

    In reaching its recommendation to pursue the Conversion, the Trust's Board of Trustees examined a number of options. Because of the current low premiums being charged by workers' compensation insurers, the Trust could not offer competitively priced workers' compensation insurance. The Board considered simply dissolving the Trust and returning the remaining assets to Former Members or leaving the Trust dormant while continuing with the Commercial Program (both with and without terminating the joint and several liability of the insureds) but these strategies conflicted with the Trust's original mission to ensure long term availability of reasonably priced workers' compensation insurance to its core agricultural and industrial clients.

      Although the Commercial Program has produced more competitive rates than the Trust, the Trustees do not wish to rely upon the Commercial Program as a long term solution because there is no assurance that TIG will continue writing insurance under the Commercial Program. In addition, TIG's rates may become uncompetitive. The Trustees believe that the workers' compensation market will experience another period of scarcity and higher premium rates as a result of excessive price competition (as the market experienced in the late 1980's and early 1990's). The Trustees also believe that in such event a commercial insurance company structure will provide more flexibility for assuring coverage of the Trust's target market through reinsurance or other arrangements. In addition, dissolution or dormancy of the Trust would not allow Former Members an opportunity to participate in the long term growth of a company that they owned. Further, in the event of dissolution of the Trust, the cash liquidation proceeds would be taxable to the recipients, while receipt of Company Stock is not.

      On March 20, 1997, the Trustees of the Trust (William L. Kennedy, Aven Whittington, Merlin Richardson, and S. Hall Barrett, Jr.) unanimously voted to approve and adopt the Plan. The Company approved and adopted the Plan and the sale of its stock to the Trust and related transactions on the same date.

Reasons for Conversion

The Changing Workers Compensation Market

      At the time the Trust was organized, workers' compensation insurance written by commercial insurers in Mississippi was becoming difficult and expensive to obtain as a result of losses experienced by commercial insurers. Mississippi's experience paralleled a national trend of limited availability of workers' compensation insurance which prompted the formation of self insured pools across the United States. See "The Workers' Compensation Insurance System."

      However, as a result of structural changes in the workers' compensation market, such as tort reform and better loss analysis, premiums charged by commercial workers' compensation carriers have lessened while availability of insurance has increased. As a result, self insured pools such as the Trust have found it difficult to compete with commercial insurance companies on a cost of premium basis because commercial insurers, due to different regulatory requirements, can change their pricing strategy much more rapidly than can the self insured pools. See "Business of the Trust -- Regulation" and "Trust Management's Discussion and Analysis of Financial Conditions and Operation." Although availability of workers' compensation insurance has increased, the industry remains highly cyclical, which could result in periods of scarcity and high premiums in the future.

      As a result of the changing nature of the workers' compensation market, effective July 1, 1996 the Trust ceased writing workers' compensation insurance and created the Commercial Program with TIG Insurance Company ("TIG") and TIG Reinsurance Company. Under the Commercial Program, TIG (an "A" (excellent) rated commercial insurance company according to A. M. Best Company), provides workers' compensation to Former Members and other persons through the Trust's network of agents.

      The Trust created the Commercial Program in order to maintain coverage of its insureds at reasonable rates as the Trust planned for the Conversion. The Trust continues to operate, primarily to service and "run off" its existing claims.

No Joint and Several Liability

      In a self insurance pool such as the Trust, all insureds are jointly and severally liable for the loss obligations of one another during the periods such persons were insured by the pool. Upon the effectiveness of the Assumption Reinsurance Agreement which is a condition precedent of the Plan becoming effective, Continental will assume the joint and several liability obligations of all the insureds of the Trust. In the future, the shareholders of the Company will not be jointly and severally liable for any obligations arising out of policies written by the Company. See "Comparison of the Rights of Former Members of the Trust and Shareholders of the Company -- Liability; Assessment."

Ability to Write Other Lines of Business

      Mississippi law prohibits self insured workers' compensation trusts from writing any type of insurance other than workers' compensation insurance. As a commercial stock company, assuming appropriate licensure, the Company could write and/or participate in programs similar to the Commercial Program to write lines of business in addition to workers' compensation. In the event the Company desired to participate in other lines of business, the Department of Insurance would require the Company to maintain higher levels of capital and surplus ($600,000 and $900,000, respectively) than is required for a single line company which, like the Company, will write only workers' compensation ($400,000 and $600,000, respectively). Though the Company does not anticipate becoming licensed to write other lines of business in the near future, management of the Trust and the Company believe the ability to do so will allow the Company to be more responsive to the future needs of its target market than a self insured workers' compensation trust model.

Ability to Write Insurance in Other States

      Self insurers such as the Trust cannot write workers' compensation insurance outside of Mississippi. As a commercial insurer, assuming appropriate licensure and financial strength, the Company could write insurance in other states.

      The Company does not plan to directly write insurance for at least five years after the Conversion (in order to allow time to be rated). However, under certain circumstances it can participate in workers' compensation programs similar to the Commercial Program in other states without seeking licensing or any additional statutory capital or surplus requirements in those states.
 See "Business of the Company -- Company Management's Plan of Operation -- Creation of Other Workers' Compensation Insurance Programs."


Ability to Raise Additional Capital

      If self insured workers' compensation trusts require additional capital, their principal options would be to either increase premiums or assess their members jointly and severally. As a commercial insuror, the Company's shareholders are not liable to assessment and capital needs may be met through the sale of stock. At present, the Company has no plans to issue additional stock after the Conversion other than the amount registered by this Prospectus. See "Comparison of the Rights of Members of the Trust and Shareholders of the Company -- Liability; Assessment" and "Business of the Company -- Government Regulation."

Recommendation of the Trust's Board of Trustees.

      THE BOARD OF TRUSTEES OF THE TRUST HAS UNANIMOUSLY VOTED FOR APPROVAL AND ADOPTION OF THE PLAN AND BELIEVES THAT THE CONVERSION IS IN THE BEST INTERESTS OF THE TRUST AND THE FORMER MEMBERS.

Assumption Reinsurance Agreement

      The Trust and the Company have entered into the Assumption Reinsurance Agreement to be effective as of January 1, 1997, with Continental, a member of the CNA Insurance Group. The Assumption Reinsurance Agreement was subsequently amended effective , 1997. The CNA Insurance Group has a rating by the A. M. Best Company of "A" (Excellent). This rating applies to the group's nine-member intercompany pool which includes Continental.

      The Assumption Reinsurance Agreement provides that Continental will assume the Trust's insurance liabilities and the joint and several liability of any employers to whom the Trust provided insurance from the inception of the Trust and that such employers will be able to look directly to Continental for coverage and claims payments without the necessity of making a claim against the Trust. Each Former Member of the Trust which accepts a Liquidating Distribution will be deemed to have agreed to look solely to Continental for coverage, to release the Trust from further insurance obligations, and to release the Former Members of the Trust from joint and several liability. In addition, all Former Members will be required to sign and return an Assumption Certificate evidencing their agreement to the assumption by Continental as a condition to receiving the Liquidating Distribution applicable to such Former Member.

      The Assumption Reinsurance Agreement will become effective when the Trust pays to Continental a total premium not to exceed $2,250,000 composed of $2,000,000 in reserves to be transferred to Continental for use in paying claims made against the Trust (which amount may be adjusted downward depending on claims settled), and $250,000 as a fee to Continental for the provision of coverage. See "Risk Factors -- Capitalization;" "Business of the Company -- Government Regulation;" and "Trust Management's Discussion and Analysis of Financial Conditions and Results of Operations."

      Under the terms of the Assumption Reinsurance Agreement, the Company has the option to reinsure part or all of the Trust's former insurance which Continental directly assumed ("Stoneville Reinsurance"). The Company plans to reinsure risks that are three years old or greater at the first available opportunity. The Company has chosen the three year point because loss reserves required to be held by the Company against such risks are lower, thus allowing the Company to write more reinsurance. As Stoneville Reinsurance is provided, reserves allocable to such risk reinsured by the Company will be transferred to the Company, thus allowing the Company to invest those funds and generate income.

      In addition, the Assumption Reinsurance Agreement will allow the Company to recapture portions of the reserves held by Continental as described above which may not be actuarially required due to settlement of claims ("Stoneville Recapture"). On each January 1 and July 1, pursuant to Stoneville Recapture, the Company has the right to cause Continental to transfer to the Company any unspent reserves held by Continental over the amount actually needed either as a result of (i) claims being settled for less than the amount reserved for such claims; or (ii) an actuarial determination that such reserve amounts are not required for the payment of reported and unreported claims. As the

Company recaptures such unneeded reserves, these reserves and any investment earnings they generate will provide income to the Company. See "Business of the Company -- Company Management's Plan of Operations."

      The Assumption Reinsurance Agreement will have no effect on the ongoing operations of the Trust's Commercial Program.

Regulatory Approvals

      No regulatory approvals from either the Workers' Compensation Commission or the Department of Insurance are required in order for the Trust to consummate the Conversion. The Company must be licensed as an insurance company by the Department of Insurance prior to commencing operations as a workers' compensation insurer. The Company believes such licensure will be granted upon the consummation of the Conversion. See "Business of the Company -- Government Regulations."

      Immediately prior to the consummation of the Conversion, the Trust will surrender its Certificate of Authority to the Workers' Compensation Commission.

Resales of Company Stock

      All shares of Company Stock received by Former Members of the Trust in the Conversion will be freely transferable, except that shares of Company Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of the Trust before the Conversion may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of the Company), or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of the Trust or the Company generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party in the case of the Company, or certain Trustees or Former Members in the case of the Trust. See "Comparison of the Rights of Former Members of the Trust and Shareholders of the Company -- Resale."

Certain Federal Income Tax Consequences

      The following discussion of certain federal income tax consequences of the Conversion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, judicial authority, and administrative rulings and practice as of the date hereof. Watkins Ludlam &
Stennis, P.A. will furnish an opinion of counsel to the effect that the Conversion will be treated as a tax free transaction as to the Trust, the Company, and to those Former Members who receive Stock of the Company.

Consequences to Former Members

      Former Members receiving cash as a result of the Conversion will be treated as having received cash as a distribution in redemption of the Trust Units. Such distribution will be taxable, subject to the provisions and limitations of Code Section 302. No gain or loss will be recognized by the Former Members upon their receipt of Company Stock solely in exchange for their Trust Units by virtue of Code Section 354(a)(1). The basis of the Company Stock to be received by the Former Members will be the same as the Former Members' basis in the Trust Units allocable to such Former Members, under Code Section 358(a)(1).

      The holding period of the Company Stock received by the Former Members will include, in each instance, the period during which the Former Members had an interest in the equity of the Trust as determined under the Plan, provided that such Trust equity constituted a capital asset on the date of the exchange, pursuant to Code Section 1223(1). Consequences to the Trust and the Company

      No gain or loss will be recognized by the Trust or the Company as a result of the Conversion under Code Sections 361(a) and 1032(a). The basis of the assets of the Trust in the hands of the Company will be the same as the basis of those assets in the hands of the Trust immediately prior to the transfer under Code Section 362(b). The holding period of the assets of the Trust in the hands of the Company will include the period during which such assets were held by the Trust under Code Section 1223(2).

      EACH FORMER MEMBER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH FORMER MEMBER OF THE CONVERSION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, FOREIGN AND OTHER TAX LAWS. THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FORMER MEMBER OF THE TRUST.

Anticipated Accounting Treatment

      The Conversion is a reorganization of entities under common control, the accounting for which is similar to a pooling of interests. Under this method of accounting, the recorded assets of the Trust will be carried forward to the Company at their recorded amounts, income of the Company will include income of the Trust for the entire fiscal year in which the Conversion occurs and the reported income of the Trust for prior periods will be combined with and included as income of the Company.

                                   THE PLAN

General

      The terms of the Conversion are contained in the Plan, a copy of which is attached to the Prospectus as Exhibit A. The statements in this Prospectus are qualified entirely by reference to the Plan.

      Upon the satisfaction of the conditions to the  effectiveness of the Plan:
(i) the Trust will transfer substantially all its assets and liabilities (other than insurance liabilities) to the Company; (ii) in exchange for the contribution of such assets and liabilities by the Trust to the Company, the Company will issue shares of its $1.00 par value Stock to the Trust with each share of such Stock to be valued at $4.00 per share; and (iii) the Trust will dissolve and distribute its assets (stock of the Company) to Former Members of the Trust, with the exception of Former Members who elect to dissent from the transaction, who will receive $4.00 for each share of Stock to which they would have been entitled to under the Plan.

      The Plan fixes the value of the Stock based on a per share measurement of $4.00 of Trust equity (one Trust Unit) per share of Stock. The per share valuation is designed to result in the Company having at least the minimum levels of statutory capital and surplus as required by the Department of Insurance. In Mississippi, the par value of stock issued by an insurance company cannot be less than $1.00. The Company will be considered a single line commercial insurance company by the Department of Insurance so long as it writes only workers' compensation insurance. Single line commercial insurance companies such as the Company must at all times meet and maintain a minimum capital (the par value of the issued and outstanding stock) and surplus (generally the difference between the issuance price of the stock and its par value) levels of $400,000 and $600,000, respectively. The Company anticipates that it will exceed the minimum levels of capital and surplus. See "Trust Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Results of Operations -- Liquidity Requirements."

Effective Date

      The Plan is dated as of March 20, 1997, and was subsequently amended effective , 1997. The Plan will become effective as of the Effective Date, which is the close of business on the last day of the month during which all conditions to the Plan have been satisfied. The capitalization of the Company and the liquidation and dissolution of the Trust shall be deemed to have occurred simultaneously and completely as of the Effective Date.

Terms of the Plan

      As of the Effective Date, the Trust will transfer to the Company substantially all of the assets and liabilities (other than insurance liabilities) of the Trust in return for the number of shares of Stock of the Company equal to the assets and liabilities of the Trust transferred by the Trust to the Company measured by $4.00 of Trust equity (one Trust Unit) per share of Company Stock. The value of the assets and liabilities to be transferred to the Company is anticipated to be $2,028,894, which is the value of the equity of the Trust as of December 31, 1996, increased by the estimated income of the Trust between such date and the Effective Date of the Plan minus all expenses incurred between such date and the effective date of the Plan, including amounts reserved to pay estimated expenses of the Trust, but excluding amounts reserved to pay dissenters. At that point, the Trust will own all the issued and outstanding shares of Stock of the Company. Immediately thereafter, the Trust will be liquidated. See "Trust Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Results of Operations -- Liquidity Requirements."

      Upon liquidation of the Trust, each Former Member shall receive its Liquidating Distribution of one share of Company Stock for each Trust Unit allocable to such Former member, except dissenters, who shall receive $4.00 in cash for each Trust Unit allocable to such dissenter. There are a total of approximately 507,224 Trust Units allocable to Former Members which represents the approximately $2,028,894 anticipated value of the net assets which will be transferred to the Company. The actual amount transferred from the Trust to the Company will depend on the number of dissenters and the expenses of the Conversion and the income of the Trust between December 31, 1996 and the Effective Date of the Plan. In the event that the expenses set aside for the Conversion are less than anticipated and/or few Former Members exercise dissenters' rights and/or the Trust income is greater than projected, then the remaining amounts shall be transferred from the Trust to the Company as a contribution to capital of the Company. For purposes of computing the number of shares of Stock (or in the case of dissenters, cash) distributable to each Former Member, each Former Member of the Trust will have allocated to it a number of Trust Units determined by multiplying the total number of Trust Units by the Proportionate Earned Premium of each Former Member.

      Proportionate Earned Premium is computed by dividing (i) the net earned premium derived by the Trust from each Former Member for all Positive Income Fund Years by (ii) the total net earned premium of the Trust derived from Former Members for all Positive Income Fund Years. The Proportionate Earned Premium is designed to allocate to each Former Member an amount of Trust Units in proportion to that Former Member's economic contribution to the Trust. This computation, including the use of only Positive Income Fund Years, is similar to the one used for determining a member dividend in a self insured pool and was chosen based on discussions with the Workers' Compensation Commission.

      Mississippi law does not provide for dissenters' rights in transactions involving trusts. However, based on discussions with the Workers' Compensation Commission, the Plan includes a version of dissenters' rights which is designed to allow dissenters to dissent from the Plan and receive $4.00 in cash for each Trust Unit allocable to such persons upon perfection of dissenters' rights. Payments to dissenters shall be paid by the Trust in an amount (to be determined as of the Effective Date) which will not cause the Conversion to lose its characterization as a tax free transaction as to the Trust, the Company, and those Former Members who receive Stock of the Company. Any excess over such amount shall be paid to dissenters by the Company (contemporaneously with the payments made to dissenters from funds of the Trust) out of operating funds or from the proceeds of a loan that the Company will obtain for that purpose and not out of assets transferred to the Company from the Trust pursuant to the Plan.

      In order to perfect dissenters' rights, a Former Member wishing to dissent must deliver to the Trust's office at 633 North State Street, Suite 200, Jackson, Mississippi 39202-7817, before ___________, 1997 [compute 30 days after the Effective Date of the Registration Statement], written notice of such Former Member's intent to demand payment. Payment to dissenters who have perfected their dissenters' rights shall be made within 60 days after the Effective Date.

      If dissenters' rights are perfected by holders of more than 20% of the Trust Units, then the Conversion will not proceed with the result that no cash or stock will be distributed to any Former Members.

      As of the Effective Date, following the Liquidating Distribution, the Trust shall be dissolved. Subsequent to the dissolution of the Trust, any amounts remaining not needed to pay expenses or dissenters, if any, shall be transferred to the Company.

Dissemination of Liquidating Distribution

      Promptly after the Effective Date, each Former Member will receive an Assumption Certificate which will evidence Continental's assumption of the insurance liabilities of the Trust, including the joint and several liability obligations of each of the Trust's insureds to the other. Each Former Member must sign and return the Assumption Certificate to the Trust at which time the Trust will tender to the Former Member such Former Member's Stock in the Company or such amount as may be due if such Former Member has complied with the dissenters' procedures as set forth in the Plan.

Conditions

      The obligation of the Trust to consummate the Plan is subject to the following conditions: (i) the Assumption Reinsurance Agreement being in effect;
(ii) receipt of an opinion from Watkins Ludlam & Stennis, P.A. to the effect that the Conversion will be treated as a tax-free transaction as to the Trust, the Company, and to those Former Members who receive Stock of the Company; and
(iv) dissenter's rights shall not be perfected by holders of more than twenty percent (20%) of the Trust Units.

Termination

      The Plan may be terminated at any time by vote of the Trustees of the Trust or if all conditions to the Plan have not been satisfied by December 31, 1997. In the event the Plan is terminated, the Conversion will not proceed. The Trustees of the Trust will at that point determine whether to allow the Trust to become dormant, liquidate the Trust, and/or cause the Assumption Reinsurance Agreement to become effective.

              PRO FORMA CONDENSED BALANCE SHEETS AND STATEMENTS
                     OF INCOME (UNAUDITED) OF THE COMPANY

      The following unaudited pro forma condensed balance sheets and statements of income as of December 31, 1996, give effect to the Conversion as if the Conversion had been in place effective December 31, 1996.

      The first pro forma condensed balance sheet assumes that Former Members representing at least 20% of the equity of the Trust at December 31, 1996 will perfect dissenters' rights under the Plan.

      The pro forma information is based on historical financial statements of the Trust giving effect to the transactions under the pooling of interests method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements.

      The unaudited pro forma condensed balance sheets and statements of income have been prepared by the management of the Company based upon financial statements of the Trust and the Company which are included elsewhere herein. These pro forma balance sheets and statements of income may not be indicative of the financial condition that would have existed if the Conversion had become effective on December 31, 1996. The pro forma condensed balance sheets and statements of income should be read in conjunction with the financial statements and related notes of the Company and the Trust contained elsewhere herein.


Pro Forma Balance Sheet  (20% Dissent)
December 31, 1996                                 Trust      Trust    Stoneville  Stoneville   Stoneville  Combined
                                    Delta A&I   Pro Forma  Pro Forma  Insurance    Pro Forma   Pro Forma   Pro Forma
                                      Trust    Adjustments  Balance    Company    Adjustments   Balance     Balance
                                   --------------------------------------------- ------------------------------------
Assets
Cash and Cash Equivalents            $1,359,965             $1,359,965   $19,970      $400,000    $419,970 $1,779,935
Invested assets                       3,361,332(2,750,000)     611,332                                        611,332
Notes receivable                         20,000   (20,000)           0                                              0
Accrued interest receivable              52,410      (407)      52,003                                         52,003
Reinsurance receivables, net of         660,986  (660,986)           0                                              0
uncollectible amounts
Excess insurance premium overpayment     89,860                 89,860                                         89,860
Capital equipment leases at cost less
  accumulated depreciation               13,517                 13,517                                         13,517
Prepaid expenses                         21,798                 21,798                                         21,798
Income tax refund receivable            152,862     29,939     182,801                                        182,801
Other assets                                575                    575                                            575
                                   --------------------------------------------- ------------------------------------
Total Assets                         $5,733,305($3,401,454) $2,331,851   $19,970      $400,000    $419,970 $2,751,821
                                   ============================================= ====================================

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and loss           2,834,220 (2,834,220)           0                                            $0
adjustment expenses
Reserve for premium adjustment          384,863                384,863                                        384,863
Notes payable                                 0                      0    20,000       360,000     380,000    380,000
Accounts payable and accrued liabilities 56,290                 56,290       407          (407)          0     56,290
Capital lease obligations                 4,038                  4,038                                          4,038
                                   --------------------------------------------- ------------------------------------
Total Liabilities                     3,279,411 (2,834,220)    445,191    20,407       359,593     380,000    825,191
                                   ============================================= ====================================

Stockholders' Equity
Common Stock 400,000 issued and outstanding
  $1 par value                                                                 0       400,000     400,000    400,000
Retained Earnings                     2,463,130   (576,470)   1,886,660     (437)     (359,593)   (360,030) 1,526,630
Unrealized decline in market value
of equity securities
less applicable future tax benefit       (9,236)     9,236            0                                             0
                                   --------------------------------------------- ------------------------------------
Total Stockholders' Equity            2,453,894   (567,234)   1,886,660     (437)       40,407      39,970  1,926,630
                                   --------------------------------------------- ------------------------------------
Total Liabilities and Stockholders   $5,733,305($3,401,454)  $2,331,851  $19,970      $400,000    $419,970 $2,751,821
Equity                             ============================================= ====================================




Pro Forma Statement of Income
Year Ended December 31, 1996                       Trust       Trust    Stoneville  Stoneville Stoneville  Combined
                                     Delta A&I   Pro Forma   Pro Forma   Insurance  Pro Forma  Pro Forma  Pro Forma
                                       Trust    Adjustments    Amount     Company  Adjustments   Amount     Amount
                                    ---------------------------------------------------------------------------------
Revenue
Premiums earned                      $2,077,351               $2,077,351                                   $2,077,351
Premiums ceded                         (89,860)                  (89,860)                                     (89,860)
                                    ---------------------------------------------------------------------------------

Net premiums earned                   1,987,491                1,987,491                                    1,987,491
Investment income                       297,076        (407)     296,669                                      296,669
Net realized gains and losses on
securities available-for-sale           (37,286)     (9,236)     (46,522)                                     (46,522)
Other                                  (422,850)                (422,850)                                    (422,850)
                                    ---------------------------------------------------------------------------------
                                                                                                                    0
Total Revenue                         1,824,431      (9,643)   3,802,279          0           0         0   3,802,279
                                    ---------------------------------------------------------------------------------

Expenses
Loss and loss adjustment expenses       916,592                  916,592                                      916,592
Service company fees                    299,322      200,000     499,322                                      499,322
Regulatory fees                          28,548                   28,548                                       28,548
General expenses                        450,959                  450,959        437       (407)        30    $450,989
                                    ---------------------------------------------------------------------------------
                                                                       0
Total Expenses                        1,695,421      200,000   1,895,421        437       (407)        30   1,895,451
                                    ---------------------------------------------------------------------------------

Net Income Before Income Tax Provision  129,010    (209,643)    (80,633)       (437)       407        (30)    (80,663)

Provision for income tax                 98,768     (88,155)      10,613                                       10,613
                                    ---------------------------------------------------------------------------------

Net Income                              $30,242   ($121,488)   ($91,246)     ($437)       $407       ($30)   ($91,276)
                                    =================================================================================





                                               Adjustments to Pro Forma Financial Statements               20% Dissent
Trust Adjustments                                                      Stoneville Adjustments
Adjustment to Investments                                              Adjustments to Cash
  CNA Fee Paid from Investments                ($2,250,000)              Stock Proceeds from Trust                $400,000
                                                                                                           ===============
  Transfer to Stoneville for Stock                (400,000)
  Payment to Dissenters                           (100,000)            Adjustments to Notes Payable
                                               ------------
                                               ($2,750,000)              Eliminate Note to Trust                 ($20,000)
                                               ============
                                                                         Loan for Payment to Dissenters            380,000
                                                                                                           ---------------
Adjustments to Notes Receivable                                                                                   $360,000
                                                                                                           ===============
  Eliminate Note from Stoneville                  ($20,000)
                                               ============
                                                                       Adjustments to Accrued Liabilities
Adjustments to Acc. Int. Receivable                                      Eliminate Acc. Interest to Trust           ($407)
                                                                                                           ===============
  Eliminate Stoneville Accrued Interest              ($407)
                                               ============
                                                                       Adjustments to Accrued Liabilities
Adjustment to Reinsurance Receivable                                     Eliminate Acc. Interest to Trust           ($407)
                                                                                                           ===============
  Assignment of Receivable to CNA                ($660,986)
                                               ============
                                                                       Adjustments to Retained Earnings
Adjustment for Reserve for Losses                                        Eliminate Note to Trust                   $20,000
  Assumption of Claims Liability by CNA        ($2,834,220)              Eliminate Acc. Interest to Trust              407
                                               ============
                                                                         Payment to Dissenters                   (380,000)
                                                                                                           ---------------
Adjustments to Retained Earnings                                                                                ($359,593)
                                                                                                           ===============
  Fee to CNA                                     ($250,000)
  Transfer Stock price to Stoneville              (400,000)
  Gain on Claims Assumption by CNA                  173,234
  Realized Loss on Security Sale                    (9,236)            Trust Adjustments (Continued)
  Eliminate Stoneville Note/Acc. Int.              (20,407)
  Income Tax Reduction                               29,939            Adjustment to Net Investment Income
  Payment to Dissenters                           (100,000)              Eliminate Interest Income                  ($407)
                                               ------------              from Stoneville                   ===============
                                                 ($576,470)
                                               ============
                                                                        Adjustment to Loss and
Adjustment to Service Company Fees                                      Loss Adjustment Expenses
  Fee to CNA                                     ($250,000)              Reduction in Claims - CNA Assumption   ($173,234)
                                               ============                                                ===============
Adjustment to Net Realized Gain (Loss)                                 Adjustment to Income Tax Provision
  Loss on Securities Sold                          ($9,236)              Tax decrease Due to Increased Expense   ($29,939)
                                               ============                                                ===============






Pro Forma Financial Statements (20% Dissent)
Summary of Significant Assumptions
December 31, 1996


General Assumptions

The accompanying pro forma balance sheet and statement of income of the Company is presented as though the Plan became effective as of December 31, 1996.

The pro forma financial statements have been prepared in accordance with generally accepted accounting principles and combine the audited financial statements of the Trust and the Company at December 31, 1996 as though the Conversion had taken place as of that date.

Assumption Reinsurance Agreement Consummated

Invested assets were reduced by $2,250,000 to reflect the payment of a premium to Continental for the assumption of all claims liabilities of the Trust as of December 31, 1996. The payment of this premium eliminates the outstanding claims liability of the Trust as of December 31, 1996 in the amount of $2,834,220 and the reinsurance receivable in the amount of $660,986. Additionally, this transaction creates a gain of $173,234 as a result of Continental assuming all claims for less than the reserve established by the Trust . The payment also includes a $250,000 non-refundable fee to Continental.

Payment to Dissenters

      It is estimated that Former Members representing approximately twenty percent (20%) of the equity of the Trust at December 31, 1996 ($480,000) will perfect dissenters rights under the Plan. The Trust will pay an amount to be determined as of the Effective Date which will not cause the Conversion to lose its characterization as a tax free transaction as to the Trust, the Company, and those Former Members who receive Stock of the Company. Any excess over such amount shall be paid to dissenters by the Company (contemporaneously with the payments made to dissenters from funds of the Trust) out of operating funds or from the proceeds of a loan that the Company will obtain for that purpose and not out of assets transferred to the Company from the Trust pursuant to the Plan. The second pro forma condensed balance sheet assumes no dissenter payments by the Trust or the Company. For the purpose of this pro forma only, it has been assumed that the Trust may pay up to $100,000 of its funds to dissenters with the balance ($380,000) being paid by the Company out of operating funds or proceeds of a loan that the Company will obtained for such purpose. The actual amount payable by the Trust will be determined on the Effective Date so that any changes in the Trust'`s financial position may be taken into account in determining the amount the Trust may pay to dissenters without jeopardizing their tax free status of the transaction as noted above.

Notes Payable - Trust

The note payable from the Company to the Trust in the amount of $20,000 along with accrued interest in the amount of $407 would be eliminated as a result of the conversion.

Pro Forma Financial Statements (20% Dissent)
Summary of Significant Assumptions
December 31, 1996



Stock Issuance

It is assumed that 400,000 shares of common stock in the Company with a par value of $1.00 per share was issued to members of the Trust by the pro forma balance sheet date.

Sale of Securities

It is assumed that certain securities available-for-sale would be sold for purposes of payment to dissenters resulting in a loss realized that was previously unrealized.

Provision for Income Taxes

The provision for Income tax is reduced by $29,939 as a result of a reduction in taxable income due primarily to the additional expense incurred as a result of the Assumption Reinsurance Agreement.



Pro Forma Balance Sheet           (No Dissenters)
December 31, 1996                                              Trust      Trust     Stoneville  Stoneville Stoneville   Combined
                                                 Delta A&I   Pro Forma  Pro Forma   Insurance   Pro Forma   Pro Forma  Pro Forma
                                                   Trust    Adjustments  Balance     Company   Adjustments   Balance    Balance
                                                ----------- ----------------------------------------------------------------------
Assets
Cash and Cash Equivalents                        $1,359,965              $1,359,965     $19,970    $500,000   $519,970  $1,879,935
Invested assets                                   3,361,332 (2,750,000)     611,332                                        611,332
Notes receivable                                     20,000    (20,000)           0                                              0
Accrued interest receivable                          52,410       (407)      52,003                                         52,003
Reinsurance receivables, net of uncollectible       660,986   (660,986)           0                                              0
amounts
Excess insurance premium overpayment                 89,860                  89,860                                         89,860
Capital equipment leases at cost less
  accumulated depreciation                           13,517                  13,517                                         13,517
Prepaid expenses                                     21,798                  21,798                                         21,798
Income tax refund receivable                        152,862      29,939     182,801                                        182,801
Other assets                                            575                     575                                            575
                                                ----------- ----------------------------------------------------------------------
Total Assets                                     $5,733,305 ($3,401,454) $2,331,851     $19,970    $500,000   $519,970  $2,851,821
                                                =========== ======================================================================

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and loss adjustment expenses   2,834,220 (2,834,220)           0                                             $0
Reserve for premium adjustment                      384,863                 384,863                                        384,863
Notes Payable                                             0                       0      20,000    (20,000)          0           0
Accounts payable and accrued liabilities             56,290                  56,290         407       (407)          0      56,290
Capital lease obligations                             4,038                   4,038                                          4,038
                                                ----------- ----------------------------------------------------------------------
Total Liabilities                                 3,279,411 (2,834,220)     445,191      20,407    (20,407)          0     445,191
                                                ----------- ----------------------------------------------------------------------

Stockholders' Equity
Common Stock 500,000 issued and outstanding
  $1 par value                                                                               0      400,000    400,000     400,000
Retained Earnings                                 2,463,130   (576,470)   1,886,660       (437)      20,407     19,970   1,906,630
Unrealized decline in market value of equity
securities less applicable future tax benefit        (9,236)     9,236            0                                              0
                                                ----------- ----------------------------------------------------------------------
Total Stockholders' Equity                        2,453,894   (567,234)   1,886,660       (437)     520,407    519,970   2,406,630
                                                ----------- ----------------------------------------------------------------------
Total Liabilities and Stockholders' Equity       $5,733,305($3,401,454)  $2,331,851    $19,970     $500,000   $519,970  $2,851,821
                                                =========== ======================================================================




Pro Forma Statement of Income
Year Ended December 31, 1996                            Trust      Trust    Stoneville Stoneville Stoneville  Combined
                                         Delta A&I    Pro Forma  Pro Forma   Insurance  Pro Forma Pro Forma   Pro Forma
                                           Trust     Adjustments  Amount      Company  Adjustments  Amount     Amount
                                       ------------------------------------ -------------------------------- -----------
Revenue
Premiums earned                             2,077,351            $2,077,351                                   $2,077,351
                                       ------------------------------------ -------------------------------- -----------
Premiums ceded                                (89,860)              (89,860)                                     (89,860)

Net premiums earned                         1,987,491             1,987,491                                    1,987,491
Investment income                             297,076      (407)    296,669                                      296,669
Net realized gains and losses on
  securities available-for-sale               (37,286)   (9,236)   (46,522)                                     (46,522)
Other                                        (422,850)            (422,850)                                    (422,850)
                                       ------------------------------------ -------------------------------- -----------
                                                                                                                      0
Total Revenue                               1,824,431    (9,643)  1,814,788           0         0        0    1,814,788
                                       ------------------------------------ -------------------------------- -----------

Expenses
Loss and loss adjustment expenses             916,592  (173,234)    743,358                                     743,358
Service company fees                          299,322   250,000     549,322                                     549,322
Regulatory fees                                28,548                28,548                                      28,548
General expenses                              450,959               450,959         437      (407)      30     $450,989
                                       ------------------------------------ -------------------------------- -----------
                                                                          0
Total Expenses                              1,695,421    76,766   1,772,187         437      (407)      30    1,772,217
                                       ------------------------------------ -------------------------------- -----------

Net Income Before Income Tax Provision        129,010   (86,409)     42,601        (437)      407      (30)      42,571

Provision for income tax                       98,768   (29,939)     68,829                                      68,829
                                       ------------------------------------ -------------------------------- -----------

Net Income                                    $30,242  ($56,470)  ($26,228)       ($437)     $407     ($30)    ($26,258)
                                       ==================================== ================================ ===========




                                                Adjustments to Pro Forma Financial Statements  No Dissenters
Trust Adjustments
Adjustment to Investments                                              Stoneville Adjustments
  CNA Fee Paid from Investments                 ($2,250,000)           Adjustments to Cash
  Transfer to Restricted Assets                           0              Stock Proceeds from Trust            $400,000
                                                                                                           ===========
  Transfer to Stoneville for Stock                 (400,000)
  Payment to Dissenters                                   0            Adjustments to Notes Payable
                                                -----------
                                                ($2,650,000)             Eliminate Note to Trust             ($20,000)
                                                ===========                                                ===========

Adjustments to Notes Receivable                                        Adjustments to Accrued Liabilities
  Eliminate Note from Stoneville                  ($20,000)              Eliminate Acc. Interest to Trust       ($407)
                                                ===========                                                ===========

Adjustments to Acc. Int. Receivable                                    Adjustments to Common Stock
  Eliminate Stoneville Accrued Interest              ($407)              Stock Proceeds from Trust            $400,000
                                                ===========                                                ===========

Adjustments to Reinsurance Receivables                                 Adjustments to Retained Earnings
  Receivable assigned to CNA                     ($660,986)              Eliminate Note to Trust               $20,000
                                                ===========
                                                                         Eliminate Acc. Interest to Trust          407
                                                                                                           -----------
Adjustment for Reserve for Losses                                                                              $20,407
                                                                                                           ===========
  Assumption of Liability by CNA               ($2,834,220)
                                                ===========
                                                                       Adjustment to General Expenses
Adjustments to Retained Earnings                                       Eliminate Interest Expense to Trust    ($407)
                                                                                                           ===========
  Fee to CNA                                     ($250,000)
  Transfer Stock price to Stoneville              (400,000)
  Realized Loss on Security Sale                    (9,236)
  Gain on Claims Assumption by CNA                  173,234
  Tax Decrease Due to Increased Expenses             29,939            Trust Adjustments (Continued)
  Eliminate Stoneville Note/Acc. Int.              (20,407)
                                                -----------
                                                 ($476,470)            Adjustment to Investment Income
                                                ===========
                                                                      Eliminate Interest Income from          ($407)
                                                                       Stoneville                          ===========
Adjustment to Service Company Fees
  Fee to CNA                                       $250,000            Adjustment to Loss and Loss
                                                ===========
                                                                       Adjustment Expenses
Adjustment to Net Realized Gain (Loss)                                 Reduction in Claims - CNA Assumption ($173,234)
                                                                                                           ===========
  Loss on Securities Sold                          ($9,236)
                                                ===========
                                                                       Adjustment to Income Tax Provision
                                                                       Tax Decrease Due to Increased Expense ($29,939)


Pro Forma Financial Statements (No Dissenters)
Summary of Significant Assumptions
December 31, 1996


General Assumptions

The accompanying pro forma balance sheet and statement of income of the Company is presented as though the Plan became effective as of December 31, 1996.

The pro forma financial statements have been prepared in accordance with generally accepted accounting principles and combine the audited financial statements of the Trust and the Company at December 31, 1996 as though the Conversion had taken place as of that date.

Assumption Reinsurance Agreement Consummated

Invested assets were reduced by $2,250,000 to reflect the payment of a premium to Continental for the assumption of all claims liabilities of the Trust as of December 31, 1996. The payment of this premium eliminates the outstanding claims liability of the Trust as of December 31, 1996 in the amount of $2,834,220 and the reinsurance receivable in the amount of $660,986. Additionally, this transaction creates a gain of $173,234 as a result of Continental assuming all claims for less than the reserve established by the Trust. The payment also includes a $250,000 non-refundable fee to Continental.

Payment to Dissenters

It is assumed that either no payments are required to be made for dissenters or that dissenters' stock is sold, resulting in no net cash outlay for dissenters.

Notes Payable - Trust

The note payable from the Company to the Trust in the amount of $20,000 along with accrued interest in the amount of $407 would be eliminated as a result of the conversion.

Pro Forma Financial Statements (No Dissenters)
Summary of Significant Assumptions
December 31, 1996




Stock Issuance

It is assumed that 500,000 shares of common stock in the Company with a par value of $1.00 per share was issued to members of the Trust by the pro forma balance sheet date.

Sale of Securities

It is assumed that certain securities available-for-sale would be sold resulting in a loss realized that was previously unrealized.

Provision for Income Taxes

The provision for income taxes is reduced by $29,939 as a result of a reduction in taxable income due primarily to the additional expense incurred as a result of the Assumption Reinsurance Agreement.

                  THE WORKERS' COMPENSATION INSURANCE SYSTEM

      Workers' compensation is a legal system designed to provide financial protection to employees in the event they are injured while working. Each state has its own workers' compensation law which governs the benefit structure and the administration of the system. The intent of workers' compensation is to provide financial security for employees, normally for a limited time period but, in certain cases, for the remainder of an employee's natural life. In Mississippi, employers which employ five or more employees must obtain workers' compensation insurance coverage.

      Oversight with regard to commercial insurors is generally under the purview of the Department of Insurance, although control over the delivery of benefits is handled by the Workers' Compensation Commission.

      Throughout the years, the determination of base rates for workers' compensation premiums for commercial insurors has been in most cases handled by the National Council on Compensation Insurance ("NCCI"), which recommends base premium rate changes to the insurance departments for over thirty states. Based on the NCCI recommendations, the insurance departments typically adopt the base rates with any revisions they deem necessary.

      In addition to commercial insurers, self insured workers' compensation pools (such as the Trust) also exist. The pools, usually formed as trusts, allow employers to pay premiums into the pool and claims are deducted from the amount of funds available. The participants in pools are typically jointly and severally liable for any funding shortfall.

      The workers' compensation market is cyclical. In the late 1980's and early 1990's, commercial workers' compensation carriers were losing money across the United States due to an imbalance between claims costs and premium revenues. The result was a scarcity of competitively priced workers' compensation insurance coverage in a number of states, including Mississippi. As a response, self insured pools such as the Trust were formed in order to ensure that employers could obtain workers' compensation insurance.

      Due to structural changes in the workers' compensation market such as tort reform and better loss analysis, commercial workers' compensation carriers have become active in Mississippi once again. The result has been increased competition by carriers to write workers' compensation insurance for employers with low loss histories. Premium rates have also begun to decrease. With a view to increasing competition, a recent trend has been for a number of states to legislate open rating for commercial insurance companies, which means premium rates are subject to the open market. The Department of Insurance has moved to the open rating concept by adopting the "loss costs" system which became effective as of March 1, 1996.

      The "loss costs" methodology reflects a change in philosophy; the Department of Insurance previously set a blanket premium rate from which commercial insurers could deviate or otherwise lower their rates. As a result, many insurers clustered around the set rate. Under the "loss costs" system, insurers are free to set their rates at any level, subject only to Department of Insurance disapproval. This is in contrast with premium setting by pools, the rates of which must be analyzed and approved by the Workers' Compensation Commission. See "Reasons for Conversion -- The Changing Workers' Compensation Market."

                             BUSINESS OF THE TRUST

History of the Trust

      The Trust was formed under a Trust Agreement dated August 1, 1991, by members of the Delta Council of Stoneville, Mississippi, as a response to the unavailability of workers' compensation insurance at reasonable prices. The Trust was originally organized to provide workers' compensation insurance to cotton gin owners, but has since expanded its workers' compensation insurance activities. See " Summary -- The Trust."

Operations of the Trust

      From the beginning of the Trust through June 30, 1996, the Trust sold its workers' compensation insurance through a nonexclusive network of agents. With the inception of the Commercial Program (described below), the Trust ceased providing direct insurance coverage and arranged for the Trust's agent network to place its insureds with a commercial insurer in accordance with a program jointly designed by the Trust and the commercial insurer.

The Commercial Program

      Effective July 1, 1996, pursuant to an Insurance Placement Agreement by and between the Trust, TIG and TIG Reinsurance Company (the "Insurance Placement Agreement") the Trust ceased writing workers' compensation insurance directly and moved the persons who wished to maintain their affiliation with the Trust to the Trust's Commercial Program. Under the Commercial Program, TIG (an "A" (Excellent) rated commercial insurance company according to the A.M. Best Company), provides workers' compensation insurance primarily to Former Members of the Trust and other persons through the Trust's network of agents.

      The Trust created the Commercial Program in order to allow its insureds to take advantage of the lower rates being offered by commercial insurers while preparing the Trust for conversion to a Mississippi domestic stock insurance company, which the Board of Trustees believes will best assure long term availability of reasonably priced workers' compensation insurance. The Insurance Placement Agreement provides that the Trust (or the Company as the Trust's successor) may provide reinsurance with respect to policies issued by TIG under the Commercial Program.

      As part of the creation of the Commercial Program, the Trust also entered into a Representative Agreement (the "Representative Agreement") with MRM Underwriters, Inc.

("MRM") by which MRM acts as the Trust's representative for marketing the Commercial Program nd allocates to Delta Administration, Inc. certain amounts for oversight and administration of the Commercial Program and the Trust's operations. The obligations of the Trust under the Representative Agreement will be assumed by the Company subsequent to the Conversion for the duration of the Commercial Program. Pursuant to the Representative Agreement, MRM receives 7.8% of the collected premiums generated by the Commercial Program and Delta Administration, Inc. is paid 3.5% of such amounts. MRM is controlled by David R. White, who is an officer and directorof the Company. Delta Administration, Inc. is controlled by Harry E. Vickery, who is the Administrator of the Trust and is an officer and director of the Company.
See "Business of the Trust -- Employees; and Assumption of Trust Contracts" and "Certain Transactions and Relationships."

Regulation

      The operations of the Trust are regulated by the Workers' Compensation Commission. Any changes in premium rates must be approved by the Workers' Compensation Commission, and operations of the Trust are subject to the oversight of the Workers' Compensation Commission.

Employees

      The Trust has no employees. From its inception, the activities of the Trust have been managed by third parties. The Administrator of the Trust, Harry
E. Vickery, has managed the activities of the Trust since October 1, 1993, through Delta Administration, a sole proprietorship, which was incorporated as Delta Administration, Inc. in 1996 (collectively, "Delta Administration"). Delta Administration has two employees. From the inception of the Trust until October 1, 1993, Harry E. Vickery served as Chairman of the Board of Trustees of the Trust. When Mr. Vickery assumed his current duties as Administrator of the Trust effective October 1, 1993, he resigned from the Board of Trustees of the Trust.

      Under the Commercial Program, pursuant to the Representative Agreement, Delta Administration is paid 3.5% of the collected premiums generated by the Commercial Program to manage the activities of the Trust. From the percentage of collected premiums paid to Delta Administration under the Representative Agreement, Delta Administration pays the office expenses of the Trust including rent, salaries of its employees who administer the Trust, and sponsor fees. See "Certain Transactions and Relationships."

Trustees

      The Trustees of the Trust are William L. Kennedy, Aven Whittington,
Merlin Richardson, and S. Hall Barrett, Jr.   If the Conversion takes place,
employers and/or businesses with which the Trustees are affiliated will be allocated approximately the following amounts of Trust Units: employer/affiliate of William L. Kennedy - 7,304 Trust Units; employer/affiliate of Aven Whittington - 1,912 Trust Units; employer/affiliate of Merlin Richardson - 5,224 Trust Units; employer/affiliate of S. Hall Barrett, Jr. - 4,514 Trust Units.

Legal Proceedings

      On April 21, 1997, the Trust initiated an arbitration proceeding with the National Association of Securities Dealers, Inc. ("NASD") Office of Dispute Resolution against Bear Stearns Securities Corp., Bear Stearns & Co; Axiom Capital Management, Inc.; Kevin Connors; and Michael Guttenberg (the "Securities Arbitration"). In the Securities Arbitration Statement of Claims, the Trust asks for $2,062,185 in actual and punitive damages as a result of improper trading on its account by the persons listed above. The Securities
 Arbitration is in its initial  phase  and  arbitrators  have  not  yet  been
  appointed.   See  "Trust Management's  Discussion  and  Analysis of Financial
  Conditions  and Results of Operations  -- Results  of  Operations  --
Losses." Other than the Securities Arbitration, there are no material legal proceedings pending, nor are any material legal proceedings known by the Trust to be contemplated by governmental authorities or other parties to which the Trust is or might become a party. The Trust continually engages in defending workers' compensation insurance claims which is an ordinary part of its business. Management does not believe that any such claims will materially impact the Trust's liquidity or results of operations.

                     SELECTED FINANCIAL DATA OF THE TRUST

      The following selected financial data reflect the operations of the Trust since January, 1995. Such data has been derived from financial statements examined by Richard L. Eaton, independent certified public accountant whose report with respect thereto appears elsewhere in this Prospectus. See "Trust Management's Discussion and Analysis of Financial Condition and Results of Operations."

Selected Financial Data of the Trust
For the Years Ended December 31, 1996 and 1995



Revenue                                                 1996            1995
                                               -----------------------------
Earned Premium                                    $2,077,351      $5,659,925
Premium Ceded                                        (89,860)       (335,973)
Net Investment Income                                297,076         328,027
Realized Investment Gains (Losses)                   (37,286)       (159,557)
Other                                               (422,850)              0
                                               -----------------------------

Total                                             $1,824,431      $5,492,422
                                               -----------------------------


Excess Revenue over Expense
 Before Income Tax Provision                        $129,010      $1,948,286


Excess Revenue over Expense                          $30,242      $1,304,626
                                               -----------------------------


Total Assets                                      $5,733,305      $8,156,720
                                               =============================


Total Liabilities                                 $3,279,411      $5,790,992
                                               =============================

            TRUST MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITIONS AND RESULTS OF OPERATIONS

Overview

      The Trust is a taxable trust and is subject to both Federal and Mississippi income tax.

      The Trust operates under a Certificate of Authority granted by the Workers' Compensation Commission. The Workers' Compensation Commission regulates the establishment of rates charged by self-insured groups, the payment of claims, the payment of refunds to members, investments and other areas that may fall within their purview. See "Business of the Trust -- Regulation."

      Effective March 1, 1996, the Department of Insurance moved to an open rating concept by adopting the "loss costs" system. This has resulted in a major change in the method of calculating premium rates a commercial insurance carrier charges employers for worker's compensation insurance. This change resulted in Mississippi worker's compensation commercial insurance rates dropping significantly in 1996. However, since the rates charged by self-funded worker's compensation trusts in Mississippi are regulated by the Workers' Compensation Commission, neither the Trust nor any of the other self-funded groups in Mississippi were able to reduce rates in a timely manner to the level of the commercial carriers. As a result of this disparity in rates, management of the Trust sought an alternative arrangement that would allow its members to benefit from lower market rates and still retain its base of insureds. See "The Workers' Compensation Insurance System."

      In conjunction with TIG and TIG Reinsurance Company, the Trust created the Commercial Program, under which effective as of July 1, 1996, the Trust ceased writing workers' compensation insurance directly and moved the persons who wished to maintain their affiliation with the Trust to the Trust's Commercial Program. Consequently, the Trust had no underwriting income or expense from July 1, 1996 through December 31, 1996. See "Business of the Trust -- The Commercial Program." The Trust continues to service the claims.

      While the Trust receives no current income from the Commercial Program, the Company plans to participate in this block of business on a reinsurance basis after the conversion of the Trust is completed. The Insurance Placement Agreement permits the Company to determine the amount of reinsurance it may provide at any point in time (subject to Department of Insurance approval). The Company's initial level of reinsurance permitted by the Department of Insurance is expected to be 25% of the volume of business currently written within the Commercial Program.

      While expected to remain profitable, the profit to the Company from the provision of reinsurance to the Commercial Program in 1997 is anticipated to be substantially less than the profit realized by the Trust during each of the two years immediately preceding the establishment of the Commercial Program when the Trust provided workers' compensation insurance on a direct basis.

This is due to the overall reduction of commercial rates in Mississippi in the workers compensation market during 1996. Consequently, the Company may elect not to participate in the reinsurance of the Commercial Program when rates are low and to participate to a greater degree when rates are higher. Since the Company's percentage participation will be limited to 25%, the net contribution to the profits of the Company from this block of business will be limited.

Results of Operations

Earned Premium

      Net earned premium for the year ended December 31, 1996 was $1,987,491 compared to $5,323,952 for the year ended December 31, 1995, a decrease of $3,336,461. This decrease was due to the fact that, pursuant to the Commercial Program, the insureds of the Trust who wished to maintain their affiliation with the Trust were transferred to TIG effective July 1, 1996 and the Trust consequently had no earned premium during the last six months of 1996. Historically, the Trust has earned a larger portion of its premium during the last six months of each calendar year.

Losses

      Losses and loss adjustment expenses are generally a function of the amount of payroll expended by Trust members. Consequently, as a result of having only six months of payroll used in calculating earned premium in 1996, loss and loss adjustment expenses decreased to $916,592 in 1996 from $2,448,722 in 1995. Loss and loss adjustment expenses are determined actuarially each year and adjustments to previous years' estimates included in current year loss expenses. After such adjustments, loss and loss adjustment expense as a percentage of earned premium amounted to forty-six percent (46%) in both 1996 and 1995.

      Losses  and  loss  adjustment   expenses   determined  without  regard  to
adjustments for previous years' estimates were 49% and 54% for the years ended December 31, 1996 and 1995 respectively.

      The Trust has maintained a significantly faster payout pattern than is generally the case within the workers' compensation insurance industry. This rapid payout pattern reduces the discount that is applied to the reserves for the value of investment income that is assumed to be earned on invested funds. The Trust assumes a 5.5% interest rate in discounting the required reserves.

      Open claims at December 31, 1996 were 96 compared to 240 at December 31, 1995.

      There were no recent significant changes in the mix of business written by the Trust. At the inception of the Trust, the insureds consisted primarily of agricultural operations in the Mississippi Delta region. In 1993, in addition to agricultural risks, the Trust began covering risks that included restaurants, trucking companies and a variety of retail and service industry employers. The mix of insureds has remained relatively constant since that point.

      The following schedules detail (i) the changes in unpaid claims and claim adjustment expenses from 1994-1996; and (ii) an analysis of loss reserve development from the inception of the Trust.



                                                             1996         1995         1994
                                                         --------------------------------------
Reserves for Unpaid Claims and
  Claim Adjustment Expenses - Beginning of Year             $3,005,414   $3,012,742  $1,982,140

Incurred Claims and Claim Adjustment Expenses
     Provision for insured events - current year               959,032    2,558,087   2,986,083

     Increases (decreases) in provision for
       insured events of prior years                             1,303     (109,365)   (432,568)
                                                           -------------------------------------

Total incurred Claims and Claim Adjustment Expenses            960,335    2,448,722   2,553,515

Payments
      Claims and claim adjustment expenses attributable
        to insured events of the current year                 (369,070)  (1,197,368)   (706,834)

      Claims and claim adjustment expenses attributable
        to insured events of prior years                    (1,380,545)  (1,260,982)   (850,479)

Other       Increase (decrease) in Service Company Fee         (42,900)       2,300      34,400
            Reserve                                        --------------------------------------

Reserves for Unpaid Claims and
  Claim Adjustment Expenses - End of Year                   $2,173,234   $3,005,414  $3,012,742
                                                         ======================================








Note:  All Amounts Net of Receivables from Excess Reinsurance.



Loss Reserve Development

Claim Year Ended July 31, 1992                                  Measurement Date
------------------------------------  ------------------------------------------------------------
                                         7/31/92   7/31/93    7/31/94  12/31/94  12/31/95 12/31/96
                                      ------------------------------------------------------------
Cumulative Paid Losses                  $515,993  $912,225   $968,017  $974,661$1,009,269 $997,427
                                      ------------------------------------------------------------
Original Reserve for Unpaid Claims and
  Claim Adjustment Expenses at 7/31/92  $935,500  $935,500   $935,500  $935,500  $935,500 $935,500

Retroactively Reestimated Liability for
  Claims and Claim Adjustment Expenses   935,500   701,203    459,507   458,208   562,420  545,283
  at 7/31/92

Difference in Original Estimated Liability
  and the Reestimated Liability               $0  $234,297   $475,993  $477,292  $373,080 $390,217
                                      ============================================================

Claim Year Ended July 31, 1993                                           Measurement Date
------------------------------------            --------------------------------------------------
                                                   7/31/93    7/31/94  12/31/94  12/31/95 12/31/96
                                                --------------------------------------------------
Cumulative Paid Losses                         $1,292,914 $2,219,957$2,276,955$2,428,890$2,469,424
                                                --------------------------------------------------

Original Reserve for Unpaid Claims and
  Claim Adjustment Expenses at 7/31/93         $1,277,387 $1,277,387$1,277,387$1,277,387$1,277,387

Retroactively Reestimated Liability for Claims
  and Claim Adjustment Expenses at 7/31/93       1,277,387  1,194,046 1,133,291 1,487,0681,362,818
                                                --------------------------------------------------

Difference in Original Estimated Liability
  and the Reestimated Liability                         $0    $83,341  $144,096($209,681)($85,431)
                                                ==================================================
Claim Year Ended July 31, 1994                                               Measurement Date
------------------------------------                         -------------------------------------
                                                             07/31/94  12/31/94  12/31/95 12/31/96
                                                          ----------------------------------------
Cumulative Paid Losses                                      $851,045$1,081,253$1,407,235$1,625,425
                                                          ----------------------------------------

Original Reserve for Unpaid Claims and
  Claim Adjustment Expenses at 7/31/94                    $1,389,768$1,389,768$1,389,768$1,389,768

Retroactively Reestimated Liability for Claims and
  Claim Adjustment Expenses at 7/31/94                      1,389,768   680,801 1,045,253  965,174
                                                          ----------------------------------------

Difference in Original Estimated Liability
  and the Reestimated Liability                                    $0  $708,967  $344,515 $424,594
                                                          ========================================




                                          38




  Claim Adjustment Expenses at 7/31/92   935,500   701,203    459,507   458,208   562,420  545,283
  Claim Adjustment Expenses at 7/31/92   935,500   701,203    459,507   458,208   562,420  545,283

Difference in Original Estimated
  Liability and the Reestimated Liability     $0  $234,297   $475,993  $477,292  $373,080 $390,217
                                      ============================================================

                                      ============================================================
Claim Year Ended July 31, 1993                                           Measurement Date
------------------------------------            --------------------------------------------------
                                                   7/31/93    7/31/94  12/31/94  12/31/95 12/31/96
                                                --------------------------------------------------
Cumulative Paid Losses                         $1,292,914 $2,219,957$2,276,955$2,428,890$2,469,424
                                                --------------------------------------------------

Loss Reserve Development (Continued)

Claim Period Ended December 31, 1994 (Short Year)                              Measurement Date
------------------------------------------------                     ----------------------------
                                                                       12/31/94  12/31/95 12/31/96
                                                                     -----------------------------
Cumulative Paid Losses                                                $251,530  $995,365$1,281,348
                                                                     -----------------------------

Original Reserve for Unpaid Claims and
  Claim Adjustment Expenses at 12/31/94                             $2,098,233$2,098,233$2,098,233

Retroactively Reestimated Liability for Claims and
  Claim Adjustment Expenses at 12/31/94                               2,098,233 1,405,0881,322,582
                                                                     -----------------------------

Difference in Original Estimated Liability
  and the Reestimated Liability                                              $0  $693,145 $775,651
                                                                     =============================


Claim Year Ended December 31, 1995                                              Measurement Date
--------------------------------------                                         ------------------
                                                                                 12/31/95 12/31/96
                                                                               -------------------
Cumulative Paid Losses                                                        $1,197,368$2,045,048
                                                                               -------------------

Original Reserve for Unpaid Claims and
  Claim Adjustment Expenses at 12/31/95                                       $1,456,719$1,456,719

Retroactively Reestimated Liability for Claims and
  Claim Adjustment Expenses at 12/31/95                                         1,456,7191,591,625
                                                                               -------------------

Difference in Original Estimated Liability
  and the Reestimated Liability                                                        $0($134,906)
                                                                               ===================


Note: All Amounts Net of Receivables from Excess Reinsurance


Other Expenses

      Other expenses that are directly related to members' payroll expense levels and consequently premium income are service company fees and excess insurance premiums. Service company fees, the fees paid to an outside claims administrator, decreased from $626,332 in 1995 to $299,322 in 1996 as a result of a decrease in premium income together with a rate decrease negotiated with the servicing company.

      Regulatory fees were virtually unchanged, decreasing from $30,858 in 1995 to $28,548 in 1996. These fees are levied by the Workers' Compensation Commission and are based on the medical and indemnity payments paid to claimants during the previous calendar year. Consequently, the level of premium income does not have a direct effect on these expenses.

      General expenses increased from $438,224 in 1995 to $450,959 in 1996. The increase was due primarily to the expense involved in the structuring and implementation of the Commercial Program and in the analysis and planning of the dissolution of the Trust in conjunction with the formation of the Company.

Income Taxes

      The current tax provision of the Trust decreased to $98,768 in 1996 from $643,660 in 1995 as a result of decreased taxable income. In 1996, the tax provision represents a large percentage of the net income before tax because for tax purposes the Trust can only deduct capital losses up to the amount of its gains. Since the Trust could not deduct the net loss from the sale of its securities in 1996, its taxable income was significantly higher than financial statement net income, thus creating a large tax provision in comparison to net income before tax.

      For temporary differences between the tax basis of assets and liabilities, a deferred tax liability or asset account is established. At December 31, 1995 a deferred tax asset existed as a result of the future tax benefit the Trust would receive from the sale of securities in which the Trust had current unrealized losses. During 1996, it became apparent that the Trust may not be able to fully realize a tax benefit from the eventual sale of such securities at a loss unless the Trust was likely to have future capital gains to offset such losses. Since only minimal capital gains were likely due to a change in the investment portfolio of the Trust, the deferred tax asset was eliminated in 1996 to reflect the net expected tax benefit from the sale of securities at a loss.

      The Trust made 1996 estimated income tax payments during the first half of 1996 based on the income tax paid in 1995. However, since the Trust discontinued writing business July 1, 1996, the taxable income of the Trust was significantly less than in 1995, creating an income tax overpayment. At December 31, 1996, the Trust had overpaid Federal income taxes by $134,488 and Mississippi income taxes by $18,374, resulting in a total income tax refund due of $152,862, at that date.

Investment Income

      Investment income decreased from $328,027 in 1995 to $297,076 in 1996. This decrease was a result of having less cash available for investment in 1996. Cash and investments at December 31, 1996 and 1995 were $4,721,297 and $5,957,135 respectively. This decrease was a result of the discontinuance of premium income effective July 1, 1996 coupled with the Trust's continuing obligation to pay existing claims. Numerous claims were settled below reserved amounts during the last six months of 1996, further reducing cash available for investment.

      The Statements of Revenue and Expenses for the years ended December 31, 1996 and 1995 reflect net realized losses from the sale of securities available-for-sale $37,286 and 159,557 respectively. Additionally, a 1996 loss on the sale of "trading securities" in the amount of $422,850 is presented as "Other"on the statement in accordance with generally accepted accounting principals. The losses in 1995 were primarily the result of a decline in the value of certain foreign currency based securities. The investment policy of the Trust no longer permits investment in foreign securities. With respect to the 1996 losses, the Trust has initiated arbitration proceedings against the brokerage firm to recover its losses. As of December 31, 1996, the Trust had liquidated virtually all of its equity security holdings with this firm.

      Effective April 1, 1997, the Trust engaged the services of Investek Capital Management, Inc. ("Investek") to assist in the management of the Trust's investment portfolio. Investek has substantial experience in the management of insurance company investment portfolios.

Liquidity and Capital Resources

General

      The liquidity and capital requirements for a workers' compensation carrier is significantly different from other property and casualty carriers. Workers' Compensation carriers generally have use of premium dollars for investment purposes for longer periods of time because claims may be paid over a fifteen year or longer period. Because of this long payment period, investment income becomes a major source of revenue for most carriers. Consequently, discounting the liability for future claims payments for the present value of investment income that will be earned on the funds available for future expected payments becomes a significant factor in estimating a carrier's claims liability.

Liquidity Requirements

      The Trust and its successors have entered into the Assumption Reinsurance Agreement whereby Continental will assume all of the claims liabilities of the Trust as of January 1, 1997. The Trust will pay Continental an amount not to exceed $2,250,000 consisting of $2,000,000 in reserves required to pay claims liabilities (which amount may be adjusted downward depending on claims settled) plus a non-refundable fee of $250,000 for handling claims.

      Under the Assumption Reinsurance Agreement, the Company has the right at certain intervals to provide reinsurance to Continental pertaining to the claims liabilities assumed by Continental pursuant to the Assumption Reinsurance Agreement. The Company plans to reinsure all claims that are three years old or greater at the first available opportunity. As such reinsurance is put in place, the assets the Trust transferred to Continental will be transferred back to the Company along with any associated liability. The outstanding claims net of amounts due from reinsurers under excess insurance policies (excluding claims processing fees included in claims liability) associated with each of the Trust's fund years as of December 31, 1996 is as follows:

                                  Net
                            Claims Outstanding
      Fund Year             December 31, 1996         Percent
      Prior to 1994         $   419,644               19.79%
      1994                      317,538               14.98%
      1995                      792,990               37.40%
      1996                      589,962               27.83%

      Total                 $ 2,120,134              100.00%

      The amount of reinsurance that the Department of Insurance will allow the Company to write will be determined largely by the amount of capital and surplus of the Company. See "Business of the Company -- Government Regulation." The ability to receive the reserves from settled claims should cause the Company's surplus to grow and place the Company in a position of being able to write more reinsurance business.

      Management anticipates that the Company will realize a gain of approximately 20% or $424,000 upon providing Continental with reinsurance on the above claims. Assuming no transfer of reserves from settled claims, such gains would occur over a period of three years in the following approximate amounts:

                        1997                  $147,436
                        1998                   158,598
                        1999                   117,966

                        Total                 $424,000

      The Company also has the right under the Assumption Reinsurance Agreement to require Continental to transfer excess reserves held by them that are associated with claims that have been settled. Management believes that the ability to receive the reserves associated with settled claims will be especially beneficial to the Company in light of the speed at which the Trust has settled claims in the past. For example, the Company may reinsure Continental at December 31, 1997 for any claims incurred prior to 1994 ($419,644 as shown above) and may also require Continental to release any reserves associated with claims that have been settled in 1994, 1995 and 1996. This would amount to reinsuring specific claims that are not yet three years old and receiving the associated reserves without receiving a corresponding liability. In addition to the transfer of reserves allocable to settled claims, the Company has the right to cause Continental to transfer to the Company any unspent reserves held by Continental over the amount actually needed as a result of an actuarial determination that such reserve amounts are not required for the payment of reported and unreported claims.

      Regarding payments to dissenters, the Trust will pay an amount (to be determined as of the Effective Date) which will not cause the Conversion to lose its characterization as a tax free transaction as to the Trust, the Company, and those Former Members who receive Stock of the Company. Any excess over such amount shall be paid to dissenters by the Company (contemporaneously with the payments made to dissenters from funds of the Trust) out of operating funds or from the proceeds of a loan that the Company will obtain for that purpose and not out of assets transferred to the Company from the Trust pursuant to the Plan. The actual amount payable by the Trust will be determined on the Effective Date so that any changes in the Trust'`s financial position may be taken into account in determining the amount the Trust may pay to dissenters without jeopardizing their tax free status of the transaction as noted above.

      After payments have been made pursuant to the Assumption Reinsurance Agreement and all existing liabilities of the Trust have been paid (assuming no dissenters), it is anticipated that the Trust will have approximately $2,028,894 in cash, investments and other liquid assets with which to capitalize the Company.

      In order to be licensed by the Department of Insurance, the Company must maintain $400,000 in capital and $600,000 in surplus on a statutory basis. It is anticipated that the Company will have in excess of the minimum required capital and surplus.

Admitted Assets

      The Company will be required to maintain its books on the statutory basis of accounting. Currently the Trust maintains its books on a GAAP (generally accepted accounting principals) basis. As far as the Company is concerned, initially the major difference in the statutory and GAAP basis of accounting lies in the classification of assets as admitted or non-admitted. Under the statutory basis, only admitted assets will be permitted to be included as assets on the Company's balance sheet. At December 31, 1996 the Trust owned certain investments that are not considered admitted assets for statutory accounting purposes. In January, 1997, the Trust sold the major portion of these non-admitted investment assets for cash in order to qualify them as admitted assets upon transfer to the Company. Other non-admitted assets totaling $125,750 are fixed assets of $13,517, prepaid expenses of $21,798 and receivables and other assets totaling $90,435.

Commitments

      Both the Trust and the Company, as successor to the Trust, have ongoing commitments for administrative services to Delta Administration in the approximate amount of $3,800 per month as well as other normal operating expenses. See "Certain Transactions and Relationships."


                            BUSINESS OF THE COMPANY

Organization and Purpose

      The Company was organized on December 13, 1996, as a Mississippi business corporation with the purpose of succeeding to the assets of the Trust pursuant to the Conversion and thereafter functioning as a commercial stock insurance company licensed to write workers' compensation insurance in the State of Mississippi. The Company must at all times meet and maintain a minimum capital and surplus level of $400,000 and $600,000, respectively. As of the Effective Date of the Conversion, the Company anticipates that it will exceed the minimum levels of capital and surplus.

      In order for the Department of Insurance to issue the Company a license as a workers' compensation insurer, immediately following the Conversion the Company must place one-half of its statutory capital ($200,000) on deposit with the Treasurer of the State of Mississippi and submit evidence of such deposit and the required levels of capital and surplus to the Department of Insurance, and pay a $200 license fee.

      Until the Effective Date of the Plan, the Company will have no material assets or liabilities. Because the Company has no material assets as of the date hereof, selected financial data of the Company is not included in this Prospectus; for financial statements of the Company, see "Index to Financial Statements." Upon the completion of the Conversion, the Company expects to be licensed as a workers' compensation insurer by the Department of Insurance.

Company Management's Plan of Operation

Continuation of Commercial Program

      The Company plans to continue with the Commercial Program begun by the Trust. Until the Company has received a rating from a recognized insurance rating organization (which requires five years of continuous operations), it plans to continue the Commercial Program and/or initiate similar programs with other insurers.

      There is currently substantial price competition in the workers' compensation market. The Company plans to continually examine the Commercial Program and any other similar programs it may provide in order to ensure such programs are competitive.

Recapture of Reserves

      The Assumption Reinsurance Agreement provides that the Trust will transfer to Continental $2,000,000 in reserves which Continental will have available to pay claims made with respect to insurance written by the Trust.

      On each January 1 and July 1, pursuant to Stoneville Recapture, the Company has the right to cause Continental to transfer to the Company any unspent reserves held by Continental over the amount actually needed either as a result of (i) claims being settled for less than the amount reserved for such claims; or (ii) an actuarial determination that such reserve amounts are not required for the payment of reported and unreported claims. As the Company recaptures such unneeded reserves, these reserves will be invested by the Company to provide income. See Trust Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Liquidity and Capital Resources -- Liquidity Requirements."

Provision of Reinsurance

      The Company anticipates providing reinsurance to Continental in accordance with the Assumption Reinsurance Agreement as well as providing reinsurance to TIG in accordance with the Insurance Placement Agreement. See "Trust Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Liquidity and Capital Resources -- Liquidity Requirements."

       When an insurance company provides reinsurance, the amount of the insurance obligation which the company providing the reinsurance assumes is specifically defined. Further, the insurance obligation assumed is to the ceding insurer (the company which is transferring the insurance risk to the company providing reinsurance) and not an individual insured. In the event that the Company provides reinsurance to Continental or TIG, the Company will have excess coverage which will limit claims to a maximum of $250,000 per occurrence.

      Under the Assumption Reinsurance Agreement, the Company has the right at certain intervals to provide reinsurance to Continental pertaining to the claims liabilities assumed by Continental pursuant to the Assumption Reinsurance Agreement. The Company plans to reinsure all claims that are three years old or greater at the first available opportunity. As such reinsurance is put in place, the assets the Trust transferred to Continental will be transferred back to the Company along with any associated liability. The Company plans to reinsure claims three years old or greater because statutory reserve requirements for such claims are less than reserve requirements for claims that are less than three years old.

Creation of Other Workers' Compensation Insurance Programs

      In addition to the Commercial Program, the Company plans to develop workers' compensation insurance programs with other large carriers. The programs will be structured in a manner similar to the current Commercial Program. The Company anticipates it will participate as a reinsurer of the business written by the commercial carriers. It is anticipated that the Company's level of risk participation in these programs will vary from 25% to 50% of the risk. Due to the integration of stop loss policies into the program at relatively low levels, the potential loss to the Company on this program will be greatly minimized.

      Since these programs are in the formative stages, no projection is made in the pro forma income statements of the Company. However, the Company anticipates that it will realize a net profit from these programs amounting to 12.5% of the annual premium written. The volume of business expected to be written within these programs and the related profits for the first four years of the Company are as follows:

                                   1997        1998        1999        2000

Estimated Premium             $1,000,000  $2,000,000  $3,000,000  $4,000,000

Estimated Net Income          $  125,000 $   250,000 $   375,000 $   500,000


General Operations

      The Company plans to concentrate its business activities on providing workers' compensation for businesses in the agricultural and industrial sectors in Mississippi and, as applicable, in adjoining states. Company management believes that it has a base of experience in agricultural workers' compensation risk (such as cotton gins) which is transferable to other states. In addition, so long as the Company is licensed as a workers' compensation insurer in Mississippi, it may participate under certain circumstances in workers'
compensation programs similar to the Commercial Program without licensure by such other states.

      Company management also has identified a potential client population in the insureds and former insureds of self insurance pools such as the Trust. The factors that rendered the Trust noncompetitive have affected other pools, in some instances causing insolvencies. The Company believes that it is well positioned to identify the insureds of such pools and place them in programs such as the Commercial Program as well as to arrange for the placement of coverage with other insurers to terminate the joint and several liability of insureds in such pools.

      Assuming operation as set forth above, management of the Company believes that the Company's business activities should allow the Company to satisfy its cash needs without seeking additional financing for the next twelve months. However, in the event that operations do not meet projected targets, the Company will be required to obtain financing for shortfall amounts.

Investments

      Management of the Company's portfolio of investments will be a significant part of the Company's business. The Company's investments are limited by statutes and other regulations which restrict a large portion of such investments to specific categories. The Company is expected to invest in securities and other investments authorized by applicable state laws and regulations and receive income from such investments in the form of interest, dividends and capital gains. The Company expects to follow an investment policy designed to maximize yield to the extent consistent with liquidity requirements and preservation of assets. The Company has retained Investek Capital Management, Inc. as its investment advisor. Investek currently manages over $1.1 billion and has substantial experience in investing funds of insurance companies.

Government Regulation

      The Company will be subject to regulation by the Department of Insurance although control over the delivery of benefits is generally under the purview of the Workers' Compensation Commission. The primary purpose of regulation by the Department of Insurance is to provide safeguards for policyholders rather than to protect the interests of shareholders. The Department of Insurance has broad administrative powers relating to the licensing of insurers and their agents, the regulation of trade practices, transactions with affiliates, investments, deposits of securities, the form and content of financial statements, accounting practices, reporting requirements, sales literature, insurance policy forms and the maintenance of specified reserves and capital and surplus.


      Workers' compensation insurers such as the Company must maintain reasonable ratios between net written premiums and statutory surplus in order to be consistent with sound underwriting practices and requirements of insurance regulators and rating agencies. Accordingly, an insurance company's volume of net written premiums is limited by the amount of its statutory surplus. As the premium volume of the Company grows, its statutory surplus must also increase so that the ratio of net written premiums to statutory surplus does not become too high. The Company's objective will be to maintain the ratio of net written premiums to statutory surplus within the maximum guidelines of the NAIC.

      Insurance companies are required by law to maintain reserves for claims. These reserves are intended to cover the probable ultimate cost of settling all claims incurred and unpaid, including those not yet reported. Reserves will be determined by the Company in accordance with applicable law. Reserves will be monitored by the Company using a variety of techniques for analyzing claim cost and frequency data and other economic factors. Among other techniques, the Company expects to periodically compare estimated and actual expenses for settled claims and adjust its reserve estimates, if necessary, on the basis of such comparisons. Claim reserves are estimates only, and it is possible that ultimate liability may exceed or be less than such estimates.

      Under Mississippi law, workers' compensation insurers must maintain a reserve for losses as well as a reserve for unearned premiums. The assets constituting the unearned premium reserve must be withdrawn from use by the Company for its general purposes and are gradually released over the life of the policy.

      Upon being licensed by the Department of Insurance, the Company will automatically become a member of the Mississippi Insurance Guaranty
Association (the "Guaranty Association"). The purpose of the Guaranty Association is to provide a mechanism for the payment of claims made by insureds against an insolvent insurer. The Association may assess insurers to pay the obligations of the Association in accordance with a statutory formula based on net direct premiums written.

      Upon being authorized by the Department of Insurance to write workers' compensation insurance in Mississippi, the Company will be required to be a member of the Mississippi Workers' Compensation Assigned Risk Pool ("the "Pool") and to participate in the Mississippi Workers' Compensation Assigned Risk Plan (the "Plan"). The purpose of the Pool is to be a reinsurance mechanism for the Plan. The Pool may assess insurers to pay the obligations of the Pool in proportion to the insurers' direct net workers' compensation premium writings in Mississippi. So long as the Company does not directly write workers' compensation insurance, it will not be subject to assessment by the Pool.

      In a stock insurance company structure such as the Company's, there is no personal liability of the shareholders in the event the insurer becomes insolvent and is not able to pay claims. The claims are assumed by the Guaranty Association. This is in contrast to the joint and several liability of members of group self insurers such as the Trust.

Assumption of Trust Contracts

      The Company and the Trust have entered into an Assignment and Assumption Agreement dated as of March 20, 1997, which provides that upon the Conversion, the Trust will assign, and the Company will assume, the Trust's rights under the Insurance Placement Agreement, the Representative Agreement, agreements relating to claims administration, and certain other agreements and rights of the Trust.


Employees

      The Company will initially have no employees. The Company will be administered by Delta Administration on the same financial and operational basis as the Trust. See "The Trust -- Employees" and "Certain Transactions and Relationships." The Company anticipates that it will continue to utilize the services of Mr. Vickery through Delta Administration to manage the day to day operations of the Company.

Management of the Company

      The names of the executive officers and directors of the Company and their respective ages and positions with the Company are set forth as follows:

      Name                    Age                     Position

William L. Kennedy            46                      Chairman of the Board
                                                      of Directors, Chief
                                                      Executive Officer
Harry E. Vickery              62                      President, Director
David R. White                47                      Secretary, Treasurer,
                                                      Vice President, Director

      William L. Kennedy resides in Inverness, Mississippi. He holds a BS degree in Entomology from Mississippi State University. He has worked with Duncan Gin, Inc. since 1972 and currently serves as President and Chief Operating Officer of Duncan Gin, Inc. Duncan Gin, Inc. is a multiline agricultural marketing entity and is the largest cotton ginning operation in Mississippi. He has served from inception on the Board of Trustees of the Delta Agricultural & Industrial Trust and is presently Chairman of the Trust.

      Harry Vickery resides in Jackson, Mississippi. From 1962-1993, Mr. Vickery was involved in the automobile business in Greenville, Mississippi. Mr. Vickery was one of the original members of the Board of Trustees of the Trust from inception until 1993 when he became Administrator. Mr. Vickery was President and a director of Vickery Chevrolet Oldsmobile Co., Inc. which filed a Chapter 11 bankruptcy petition in 1993. All assets of Vickery Chevrolet Oldsmobile Co., Inc. were sold and the bankruptcy case was subsequently dismissed.

      David R. White resides in Jackson, Mississippi. He holds a BS degree from the University of Mississippi in Accounting and Business Administration. He has been involved in the insurance business since 1987 and has served as President and Chief Operating Officer of MRM Underwriters, Inc. since that date. He holds a number of awards in the insurance field and has served as president of insurance associations both on the local and state level.

      All directors hold office until the next annual meeting of shareholders of the Company or until their successors have been elected and qualified. Unless changed by the action of the Board of Directors, the number of directors shall be no fewer than three (3) nor more than seven (7) Officers serve at the discretion of the Board of Directors. There are no family relationships between the directors and officers.

Executive Compensation

      No compensation will be paid to officers or directors other than for (i) attendance at meetings; and (ii) activities undertaken on behalf of the Company with approval by the board of directors. MRM and Delta Administration, entities controlled by David R. White and Harry E. Vickery, respectively, received funds as a result of providing services to the Trust. MRM received commission income as a result of providing insurance and services to the Trust and Delta Administration provided management services to the Trust. See "The Trust -- Employees"; "The Company
-- Employees"; and "Certain Transactions and Relationships."

Legal Proceedings

      Following the Conversion, the company will succeed to the Trust's claim in the Securities Arbitration. See "Business of the Trust -- Legal Proceedings" and "Trust Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Results of Operations -- Losses." Other than the pending involvement of the Company in the Securities Arbitration as successor to the Trust, the Company is not involved in any pending legal proceeding nor are any material legal proceedings known by the Company to be contemplated by governmental authorities other parties, to which the Company is or might become a party.

                         DESCRIPTION OF COMPANY STOCK

      The Company is authorized to issue 100,000,000 shares of common stock, $1.00 par value, of which up to 650,000 will be issued and outstanding upon the Effective Date of the Plan. When issued, the Stock will be fully paid and nonassessable. The Company's Stock does not have preemptive rights. Holders of shares of the Company's Stock are entitled to one vote per share in all matters to be voted on by shareholders, except that holders are entitled to cumulate their votes in the election of directors. See "Comparison of Rights of Former Members of the Trust and Shareholders of the Company."

            COMPARISON OF RIGHTS OF FORMER MEMBERS OF THE TRUST AND
                         SHAREHOLDERS OF THE COMPANY

      There are important differences between the rights of shareholders of the Company ("Shareholders") and Former Members of the Trust.

Governance

      The Company will be subject to the Mississippi Business Corporation Act ("MBCA") and not to general trust law. Shareholders of the Company will elect a Board of Directors who will oversee governance of the Company. Former Members of the Trust have no voting or governance rights.

Liability

      Former Members of the Trust are jointly and severally liable for the obligations of the Trust which were incurred during such Former Member's period of membership. Shareholders of the Company will not be liable for the obligations of the Company or their fellow shareholders except to the extent of their investment in the Stock.

Assessment

      Former Members of the Trust are assessable in the event the Trust is unable to adequately discharge its financial obligations which were incurred during such Former Member's period of membership. The Stock of the Company is nonassessable.

Voting

      Former Members of the Trust have no voting rights. Shareholders of the Company will be entitled to one vote for each share held on each matter submitted to a vote at a meeting of the Shareholders, with the exception that Shareholders may cumulate their votes for directors.

Resale

      Former Members of the Trust may not sell or transfer their interest in the Trust. Shareholders in the Company may freely sell or transfer their shares, subject to applicable securities laws. See "The Conversion -- Resales of Company Stock."

Indemnification of Officers and Directors of the Company

      Subject to the terms and conditions of the Bylaws of the Company, the Company is required to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he is or was serving as an officer or director of the Company, or while serving as a director of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Indemnification is available for an obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including counsel fees) incurred with respect to such proceeding. Indemnification permitted in connection with a proceeding by or in the right of the Company shall be limited to reasonable expenses incurred in connection with the proceeding.

      Under the Bylaws, the Company may not indemnify a director unless the person indemnified shall have conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the Company, that his conduct was in its best interests, and in all other cases, that his conduct was at least not opposed to its best interests, and in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Such a determination shall be made by the Board of Directors by majority vote of a quorum consisting of disinterested directors, or if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors, by special legal counsel, by the shareholders of the Company, or by a court of competent jurisdiction. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct. The Company may not indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      The Company must pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the Company a written affirmation of his good faith belief that he has met the applicable standard of conduct if the director furnishes the Company a written undertaking, executed personally or on his behalf, to repay the advance if it shall be ultimately determined that he did not meet the standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification. The undertaking to repay must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

      The Bylaws authorize the Company to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Company or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Company would have power to indemnify him against such liability.

      The Bylaws authorize the Board of Directors of the Company to make any further indemnity, including advance of expenses, to and to enter contracts of indemnity with any director, officer, employee or agent, except an indemnity against his gross negligence or willful misconduct.

      The Company must pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding when his appearance as a witness is in connection with his serving as a director of the Company.

      The Company's Articles of Association include a provision limiting the personal liability of a director to the Company or its shareholders for monetary damages with the exception of liability arising out of (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) violation of certain provisions of the MBCA, or (iv) an intentional violation of criminal law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 or under the securities laws of various states may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission and certain state securities commissioners such indemnification is against public policy and is therefore unenforceable.

Indemnification of Trustees of the Trust

      The Trust  Agreement  of the Trust (the "Trust  Agreement")  provides  for mandatory indemnification of the Trustees against all costs and expenses (including attorneys' fees) incurred in connection with any claim in which a Trustee may be involved by virtue of his position in the Trust. The indemnification is not operative with respect to: (i) a person gaining any personal profit or advantage; (ii) the dishonesty of a person; (iii) a person's conflict of interest; (iv) willful violation of a statute or ordinance committed by a person or with the person's knowledge or consent; or (v) any matter as to which a person shall have been finally adjudged in such action, suit or proceeding to be liable for misconduct in the performance of his duties. The Trust Agreement further provides that the rights of indemnification set forth therein shall not be deemed exclusive of any rights to which those indemnified may be entitled and the Board of Trustees, by vote of disinterested Trustees, may provide any further indemnification it feels justified.

Preemptive Rights

      Under the MBCA, a shareholder does not have preemptive rights unless such rights are specifically granted. The Company's Articles of Association do not provide for preemptive rights. Because the Trust is an unincorporated entity and issues no shares, preemptive rights are not applicable.

Dividends

      Under Mississippi law, the Company may pay cash dividends only from actual net surplus determined on a statutory basis. In addition, "extraordinary dividends" or "extraordinary distributions" may not be paid until thirty (30) days after the Commissioner of Insurance has received notice of the declaration thereof and has not within such period disapproved such payment, or the Commissioner has approved such payment within such thirty (30) day period. Extraordinary dividends or distributions are defined as any dividend or distribution of cash or other property whose fair market value together with that of other dividends or distributions made within the preceding twelve months exceeds the lesser of (i) ten percent (10%) of the Company's surplus as regards policyholders as of the December 31 next preceding, or (ii) the net income of such insurer, not including realized capital gains, for the twelve month period ending the December 31 next preceding, but shall not include pro-rata distributions of any class of the insurer's own securities. In determining whether a dividend or distribution is extraordinary, an insurer may carry forward net income from the previous two (2) calendar years that has not already been paid out as dividends.

      Payment of dividends (also called refunds) by the Trust are restricted to any monies for a full accounting year of the Trust (a "Fund Year") in excess of the amount necessary to fund all obligations for that Fund Year which have been declared to be refundable by the Board of Trustees with the approval of the Workers' Compensation Commission and which shall be payable not less than twelve
(12) months after the end of the fund year. The Workers' Compensation Commission will not consider refunds for a particular Fund Year for approval until financial statements are available reflecting fund equity for that Fund Year at the period ending 24 months after the end of that Fund Year.

      After approval of a refund for a particular Fund Year: (i) up to 33% of the equity for that Fund Year could be approved for distribution as a refund during the period beginning 24 months after the closing of that Fund Year; (ii) up to 50% of the remaining equity for that Fund Year could be approved for distribution as a refund during the period beginning 36 months after the closing of that Fund Year; (iii) up to 50% of the remaining equity for that Fund Year could be approved for distribution as a refund during the period beginning 48 months after the closing of that Fund Year; and (iv) up to 100% of the remaining equity for that Fund Year could be approved for distribution as a refund during the period beginning 60 months after the closing of that Fund Year. Each refund distribution requires a separate application and approval after financial results are available reflecting the Fund Year equity balance at the relevant time (i.e., 24 months after the close of the Fund Year; 36 months after the close of the Fund Year, etc.).

                     PLAN OF DISTRIBUTION OF EXCESS STOCK

      In the event that the maximum number of shares of Stock registered hereunder are not distributed pursuant to the Plan, the Company may sell the balance of such stock to persons other than Former Members. The sale price of such Stock shall be $4.00 per share. Such sales shall be made only through officers and directors of the Company and no commissions will be charged.

      In the event that the expenses set aside for the Conversion were less than anticipated or revenues of the Trust are more than anticipated and the remaining amounts are transferred to the Company as a contribution to capital, then the sale of Company Stock to Purchasers will dilute the value of Stock held by such Former Members, but not to a level of less than $4.00 per share.


                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

      David R. White is an officer and director of the Company and controls MRM. Through the Representative Agreement and MRM's General Agent Agreement with TIG, MRM receives a percentage of the premiums written through the Commercial
Program. It is anticipated that the Company will become the assignee of the Trust's rights under the Representative Agreement and that MRM will continue providing such services to the Company. MRM brokers directors and officers coverage and excess workers' compensation coverage for the Trust. In 1995, 1996, and for the period from January 1, 1997 - March 31, 1997, MRM received direct and indirect compensation from the Trust and the Company in the aggregate amounts of $131,290; $137,716; and $21,145, respectively, for such years.

      Harry E. Vickery is an officer and director of the Company and serves as Administrator of the Trust and owns all the issued and outstanding stock of Delta Administration. Under the Representative Agreement, Delta Administration is paid 3.5% of the collected premiums generated by the Commercial Program which is used by Delta Administration to pay the office expenses of the Trust, including rent, the salaries of the employees of Delta Administration (including Mr. Vickery) and sponsor fees. This arrangement was created because it is unlawful to pay commissions to a person or entity not licensed as an insurance agent or agency. Mr. Vickery is licensed by the Department of Insurance as an individual property and casualty agent and Delta Administration is licensed by the Department of Insurance as a property and casualty insurance agency. Mr. Vickery, through Delta Administration, also acts as an agent for the Commercial Program through MRM. Mr. Vickery will continue to sell coverage through the Commercial Program in addition to his management role in the Company. In the event that the Company creates other insurance programs, it is anticipated that Delta Administration will provide services similar to those provided under the Commercial Program.

      In 1995, 1996, and for the period from January 1, 1997 - March 31, 1997, Delta Administration received direct and indirect compensation from the Trust and the Company in the aggregate amounts of $111,991; $114,207; and $25,057, respectively, for such years. After payment by Delta Administration of office expenses of the Trust, Mr. Vickery's gross compensation in 1995 was $87,092 and $104,451 in 1996. Prior to the commencement of the Commercial Program, Delta Administration was paid directly by the Trust for its services. As a part of the Conversion, the Trust's obligations regarding Delta Administration will be assumed by the Company.

                                 LEGAL MATTERS

      The validity of the shares of Stock to be issued in connection with the Conversion will be passed upon for the Company and the Trust by Watkins Ludlam & Stennis, P.A., Jackson, Mississippi. Certain of the tax consequences of the Conversion will be passed upon by Watkins Ludlam & Stennis, P.A.

                                    EXPERTS

      The audited financial statements and financial statement schedules of the Trust included in this Prospectus and elsewhere in the Registration Statement have been examined by Richard L. Eaton, independent certified public accountant, Jackson, Mississippi, for the periods and to the extent set forth in his reports and are included herein in reliance upon the reports of such firm, given upon his authority as an expert in accounting and auditing.


                         INDEX TO FINANCIAL STATEMENTS


Delta Agricultural and Industrial Trust Financial Statements for the Years                     F-3
ended December 31, 1996 and 1995                                                               F-4
         Report of Independent Auditor
         Balance Sheets as of December 31, 1996 and 1995                                       F-5
         Statements of Revenues and Expenses for Years Ended
            December 31, 1996 and 1995                                                         F-6
         Statements of Changes in Trust Equity for Years Ended
            December 31, 1996 and 1995                                                         F-7
         Statements of Cash Flows for Years Ended December 31,                                 F-9
            1996 and 1995
         Notes to Financial Statements

Delta Agricultural and Industrial Trust Compiled Financial Statements                         F-20
 for the Three Months Ended March 31, 1997 and 1996                                           F-21
         Report of Independent Auditor
         Balance Sheets as of March 31, 1997 and 1996                                         F-22
         Statements of Revenues and Expenses for Three Months  Ended
            March 31, 1997 and 1996                                                           F-23
         Statements of Changes in Trust Equity for Three Months Ended
            March 31, 1997 and 1996                                                           F-24
         Statements of Cash Flows for Three Months Ended March 31,                            F-26
            1997 and 1996
         Notes to Financial Statements

Stoneville Insurance Company Financial Statements for the
  Years Ended December 31, 1996 and 1995
         Report of  Independent  Auditor F-37  Balance  Sheet as of December 31,
         1996 F-38  Statement  of Income for Year Ending  December 31, 1996 F-39              F-40
         Statement of Changes in Stockholders' Equity for Year Ended                          F-41
            December 31, 1996                                                                 F-42
         Statement of Cash Flows for Year Ended December 31, 1996
         Notes to Financial Statements









                                           INDEX TO FINANCIAL STATEMENTS
                                                      (cont.)


Stoneville Insurance Company Compiled Financial Statements for the Three
  Months Ended March 31, 1997 and 1996
         Report of  Independent  Auditor F-45 Balance Sheet as of March 31, 1997              F-48
         F-46  Statement  of Income for the Three  Months  Ending March 31, 1997              F-49
         F-47 Statement of Changes in Stockholders'  Equity for the Three Months              F-50
         Ended
            March 31, 1997
         Statement of Cash Flows for the Three Months Ended March 31, 1997
         Notes to Financial Statements

                                                 RICHARD L. EATON
                                            certified public accountant
                                           (a professional corporation)
                                               post office box 16603
                                            jackson, mississippi 39236
                                                    ____________
                                             telephone: (601) 956-9751
                                                fax: (601) 956-7415



                                                  member of:
                                             american institute of
                                           certified public accountants

                                             mississippi society of
                                         certified public accountants



Board of Trustees
Delta Agricultural and Industrial Trust
Jackson, Mississippi


I have audited the accompanying balance sheets of Delta Agricultural and Industrial Trust as of December 31, 1996 and 1995 and the related statements of revenue and expenses, changes in trust equity and cash flows for the years then ended. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements present fairly, in all material respects, the financial position of Delta Agricultural and Industrial Trust as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Richard L. Eaton
Jackson, Mississippi
January 29, 1997



DELTA AGRICULTURAL AND INDUSTRIAL TRUST
Balance Sheets
December 31, 1996 and 1995
                                                                                                      1996                   1995
                                                                                                 -----------              ----------
Assets
Investments:
Trading securities (at fair value)
   Equity securities                                                                           $ 1,696,944              $         0
Securities available-for-sale (at fair value)
   Fixed maturities (amortized cost - $1,150,740 and $0)                                         1,141,504                        0
   Equity securities (amortized cost - $0 and $2,580,133)                                                0                2,469,692
Securities held-to-maturity (at amortized cost)
   Fixed maturities (fair value $521,940 and $2,246,853)                                           522,884                2,247,145
                                                                                               -----------              -----------
Total Investments                                                                                3,361,332                4,716,837
                                                                                               ===========              ===========

Cash and Cash Equivalents                                                                        1,359,965                1,240,298
Premiums receivable net of uncollectible amount                                                          0                1,337,030
Notes receivable                                                                                    20,000                        0
Accrued interest receivable                                                                         52,410                   90,736
Reinsurance receivables, net of uncollectible amounts                                              660,986                  708,509
Excess insurance premium overpayment                                                                89,860                        0
Capital equipment leases at cost less
  accumulated depreciation of $9,775 and $5,759                                                     13,517                   16,782
Prepaid expenses                                                                                    21,798                    2,622
Income tax refund receivable                                                                       152,862                        0
Deferred tax asset                                                                                       0                   43,331
Other assets                                                                                           575                      575
                                                                                               -----------              -----------

Total Assets                                                                                   $ 5,733,305              $ 8,156,720
                                                                                               ===========              ===========
Liabilities and Trust Equity
Liabilities
Reserve for losses and loss adjustment expenses                                                $ 2,834,220              $ 3,713,923
Unearned premiums                                                                                        0                1,466,279
Reserve for premium adjustment                                                                     384,863                        0
Accounts payable and accrued liabilities                                                            56,290                  207,762
Income taxes payable                                                                                     0                  394,048
Capital lease obligations                                                                            4,038                    8,980
                                                                                               -----------              -----------
Total Liabilities                                                                                3,279,411                5,790,992
                                                                                               ===========              ===========

Trust Equity
Retained earnings                                                                                2,463,130                2,432,888
Net unrealized loss on securities
  available for sale, net of deferred taxes                                                         (9,236)                 (67,160)
                                                                                               -----------              -----------
Total Trust Equity                                                                               2,453,894                2,365,728
                                                                                               -----------              -----------

Total Liabilities and Trust Equity                                                             $ 5,733,305              $ 8,156,720
                                                                                               ===========              ===========


See accompanying notes to financial statements.



DELTA AGRICULTURAL AND INDUSTRIAL TRUST
Statements of Revenue and Expenses
For the Years Ended December 31, 1996 and 1995

                                                                                                       1996                 1995
                                                                                                   ------------         ------------
Revenue
Premiums earned                                                                                    $ 2,077,351          $ 5,659,925
Premiums ceded                                                                                         (89,860)            (335,973)
                                                                                                   ------------         ------------

Net premiums earned                                                                                  1,987,491            5,323,952
Investment income                                                                                      297,076              328,027
Net realized gains and losses on securities available-for-sale(37,286)                                (159,557)
Other                                                                                                 (422,850)                   0

Total Revenue                                                                                        1,824,431            5,492,422
                                                                                                   ------------         ------------

Expenses
Loss and loss adjustment expenses                                                                      916,592            2,448,722
Service company fees                                                                                   299,322              626,332
Regulatory fees                                                                                         28,548               30,858
General expenses                                                                                       450,959              438,224
                                                                                                   ------------         ------------

Total Expenses                                                                                       1,695,421            3,544,136
                                                                                                   ------------         ------------

Excess Revenue over Expenses
  Before Income Tax Provision                                                                          129,010            1,948,286

Provision for income tax                                                                                98,768              643,660
                                                                                                   ------------         ------------

Excess Revenue over Expenses                                                                       $    30,242          $ 1,304,626
                                                                                                   ============         ============











See accompanying notes to financial statements.



DELTA  AGRICULTURAL  AND INDUSTRIAL  TRUST
Statements of Changes in Trust Equity
For the Years Ended December 31, 1996 and 1995



                                                                                                       1996                 1995
                                                                                                    ----------           ----------

Trust Equity - Beginning of Year                                                                    $2,365,728           $1,023,330

Excess Revenue over Expenses                                                                            30,242            1,304,626

Change in net unrealized loss on
   securities available for sale
   net of change in deferred taxes                                                                      57,924               37,772
                                                                                                    ----------           ----------


Trust Equity - End of Year                                                                          $2,453,894           $2,365,728
                                                                                                    ==========           ==========

















See accompanying notes to financial statements.



DELTA  AGRICULTURAL  AND INDUSTRIAL TRUST
Statements of Cash Flows For the Years
Ended December 31, 1996 and 1995

                                                                                                  1996                       1995
                                                                                                 ------------           ------------
Cash Flows From Operating Activities
Premiums collected                                                                               $ 2,688,450            $ 7,034,172
Losses and loss adjustment expenses paid                                                          (1,748,772)            (2,456,050)
Refunds and premium adjustments paid                                                                (449,415)              (297,576)
Administrative expenses paid                                                                      (1,056,948)            (1,463,647)
Income taxes paid                                                                                   (625,678)            (1,012,930)
Investment income received                                                                           335,402                225,407
Net (increase) decrease in trading securities                                                        429,528                      0
Interest paid                                                                                           (855)               (43,037)
                                                                                                 -----------            -----------
Net Cash Provided by Operating Activities                                                           (428,288)             1,986,339
                                                                                                 ===========            ===========

Cash Flows From Investing Activities
Proceeds from sales of available-for-sale securities                                               3,185,627              1,139,184
Purchase of available-for-sale securities                                                         (2,631,979)            (1,434,328)
Proceeds from maturities of held-to-maturity securties                                                     0              2,882,300
Purchases of held-to-maturity securities                                                                   0             (5,540,465)
Capital expenditures                                                                                    (751)                (2,991)
                                                                                                 -----------            -----------
Net Cash Provided by Investing Activities                                                            552,897             (2,956,300)
                                                                                                 -----------            -----------

Cash Flows From Financing Activities
Principal payments under capital lease obligations                                                    (4,942)                (6,235)
                                                                                                 -----------            -----------
Net Cash Used in Financing Activities                                                                 (4,942)                (6,235)
                                                                                                 -----------            -----------
Net Increase (Decrease) in Cash and
  Cash Equivalents                                                                                   119,667               (976,196)

Cash and Cash Equivalents at Beginning of Year                                                     1,240,298              2,216,494
                                                                                                 -----------            -----------

Cash and Cash Equivalents at End of Year                                                         $ 1,359,965            $ 1,240,298
                                                                                                 ===========            ===========

Reconciliation of net income to net cash provided by Operating Activities

Net Income                                                                                       $    30,242            $ 1,304,626
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                                                                        4,818                  3,424
   (Gain) or loss on sale of investments                                                             460,136                159,557
   Decrease in trading securities                                                                    429,528                      0
   Decrease in premiums receivable                                                                 1,337,030              1,070,626
   Decrease (increase) in prepaid expenses                                                           (19,176)               158,981
   Decrease (increase) in accrued interest receivable38,326                                          (90,736)
   Increase in notes and other receivables                                                          (109,860)                     0
   Amortization of bond premium (discount)                                                            12,646                (11,884)
   Decrease in unpaid losses and loss adjustment expenses                                           (832,180)                (7,328)
   Increase (decrease) in unearned premiums (1,466,279)                                              134,256
   Decrease in accounts payable and accrued expenses (151,472)                                      (365,914)
   Increase in premium adjustment reserve                                                            384,863                      0
   Decrease in income tax liability                                                                 (546,910)              (369,269)
                                                                                                 -----------            -----------

Net cash provided by operating activities                                                        ($  428,288)           $ 1,986,339
                                                                                                 ===========            ===========




















See accompanying notes to financial statements





                   DELTA AGRICULTURAL AND INDUSTRIAL TRUST

                        Notes to Financial Statements
                For the Years Ended December 31, 1996 and 1995


Note 1: Description and Operation of the Trust

The Delta Agricultural and Industrial Trust was formed under a Trust Agreement, dated August 1, 1991, between the Delta Council, a Mississippi nonprofit corporation and the Board of Trustees of Delta Agricultural and Industrial Trust.

The Trust, which is an entity subject to Federal and Mississippi Income Tax, was created to take advantage of Section 71-3-75 (3) of the Mississippi Code of 1972, as amended, which allows employers to form a pool for the purpose of self-insuring their liabilities under the Mississippi Workers' Compensation Law, versus purchasing insurance coverage from a commercial insurance company. The primary purpose of the Trust has been to provide its members with a source of consistent Workers Compensation insurance coverage at reasonable rates, regardless of the cyclical swings of the commercial insurance market. As a result of forming the Trust, members have the benefit of self-insurance while at the same time spreading the risk of self insurance among a group of employers.

Each member's contribution of funds to the Trust is computed similarly to the method employed by commercial insurance companies in determining premium rates. However, should the Trust be unable to sufficiently discharge all of its obligations, it would assess the members amounts needed to make up the deficiency. While the Trust has never assessed any of its members as a result of a deficiency, the members of the Trust are jointly and severally liable for the obligations of the trust.

Due to changes in the Mississippi workers compensation market in early 1996, the Trust determined that the interests of its members would best be served by entering into an arrangement with a commercial insurance company whereby the Trust would discontinue writing coverage for its members effective July 1, 1996 and would encourage its members to move their workers' compensation insurance to the commercial carrier. Consequently the Trust had no premium revenue for the period July 1 through December 31, 1996. The Trust, or any successor to the Trust may, at its discretion, begin writing workers compensation for its members again at anytime.

In conjunction with the transfer of the Trust's insurance operation to a commercial carrier, management of the Trust began the process of forming a stock insurance company with the objective of allowing members of the Trust to become shareholders in the stock company. Under the plan, electing members would receive stock in the new company with a book value equivalent to the book value in the Trust at the date of conversion. The Plan also provides for the elimination of the joint and several liability of its members. As of the balance sheet date, this process was not complete.

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

Note 2: Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. The Significant accounting policies used to prepare the financial statements are summarized below:

Trading Securities

Bonds, notes, common stocks and mutual fund shares held principally for resale in the near term are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income.

Securities Held-to-Maturity

Bonds, notes and certificates of deposit (with maturities of more than three months) for which the Trust has the intent and ability to hold to maturity are reported at amortized cost, adjusted for amortization of premiums or discounts and other than temporary declines in fair value.

Securities Available-for-Sale

Bonds, notes, common stock and certificates of deposit (with maturities of more than three months) not classified as either trading or held-to-maturity are reported at fair value, adjusted for other than temporary declines in fair value, with unrealized gains and losses excluded from losses and reported as a separate component of trust equity. Realized gains and losses are determined on the specific identification method.

Cash Equivalents

For the purpose of presentation in the Trust's statements of cash flows, cash equivalents are short-term, highly liquid investments that are both (a) readily convertible to known amounts of cash and (b) so near to maturity that they present insignificant risk of changes in value due to changing interest rates.

Premium Revenue Recognition

Insurance premiums are recognized as revenue on a pro rata basis over the policy term. The portion of premiums that will be earned in the future are deferred and reported as unearned premiums. In determining premium rates, the Trust begins with rates established by NCCI (National Council of Commissioners of Insurance), determined by a prescribed worker classification code. The Trust then applies certain modifiers that either increase or decrease the NCCI rate based on an individual employer's claims history. From this modified rate certain other discounts may be applied to arrive at the individual insured's annual premium.

Reinsurance
In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Amounts due from reinsurers are shown as reinsurance receivables, net of uncollectible amounts on the balance sheets. Liabilities for losses and loss adjustment expenses are not reduced by the amounts receivable from reinsurers. Amounts ceded to reinsurer's are shown as a reduction of earned premium on the statements of revenue.

Capital Equipment Leases

Certain assets of the Trust were acquired under capital lease arrangements. Such assets are recorded at their original cost and depreciated under the straight-line method over the estimated useful lives of the respective assets. Depreciation expense is included in "General Expenses".

Policy Acquisition Costs

All  Trust  member   contracts   renew   annually  on  a  calendar  year  basis.
Consequently, there are ordinarily no unamortized policy acquisition costs at December 31 to be presented on the balance sheet.

Insurance Liabilities

The liability for losses and loss-adjustment expenses includes an amount determined from loss reports and individual cases and an amount, based on past experience, for losses incurred but not reported. Such liabilities are necessarily based on estimates and, while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amounts provided. The methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in earnings currently.

Income Taxes

Income tax provisions are based on the asset and liability method. A deferred tax asset or liability is provided for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Such differences are related principally to the unrealized loss in the market value of available-for-sale securities.

Note 3: Investments

Major categories of net investment income are summarized as follows:

                                                       1996              1995
                                                     -------          --------

         Fixed Maturities                            $169,037          $180,645
         Equity Securities                            105,291           128,638
         Short-term Investments                        22,748            18,744
                                                     --------         ---------
         Total                                       $297,076          $328,027
                                                     ========          ========

The aggregate fair value, gross unrealized holding gains, gross unrealized holding losses, and amortized cost for available-for-sale and held-to-maturity securities by major security type at December 31, 1996 and 1995 are as follows:

Available-for-Sale Securities as of December 31, 1996 and 1995

                                                         December 31, 1996
                                                         -----------------
                                                         Gross    Gross
                                      Amortized      Unrealized        Unrealized
                                          Cost           Gains             Losses        Fair Value
                                    -----------      ---------      -------------     -------------
Bank certificates of
 deposit                            $    524,166     $     889      $       2,915     $    522,140
Obligations of states and
 political subdivisions                  626,574            13              7,223          619,364
                                    ------------     ---------      -------------     ------------
Total                                $ 1,150,740      $    902      $      10,138      $ 1,141,504
                                    ============     =========      =============     ============


Note 3: Investments (continued)


                                                                 December 31, 1995
                                    ---------------------------------------------------------------
                                                        Gross             Gross
                                      Amortized      Unrealized        Unrealized
                                         Cost            Gains             Losses        Fair Value
                                    -----------      ----------        ----------       -----------
Equity securities                   $ 2,580,183      $    1,026        $  111,517       $ 2,469,692
                                    -----------      ----------        ----------       -----------

 Total                              $ 2,580,183      $    1,026        $  111,517       $ 2,469,692
                                    ===========      ==========        ==========       ===========


Held-to-Maturity Securities as of December 31, 1996 and 1995
------------------------------------------------------------



                                                                 December 31, 1996
                                    --------------------------------------------------------------
                                                        Gross             Gross
                                      Amortized      Unrealized         Unrealized
                                         Cost            Gains            Losses        Fair Value
                                    ------------     ----------------- ----------    -------------
U.S. Treasury securities
 and obligations of the
 U.S. Government                    $     98,966     $               0 $      944    $     98,022
Bank certificates of
 deposit                                 423,918                     0          0         423,918
                                    ------------     -----------------  ---------     -----------

Total                               $    522,884      $              0 $      944    $    521,940
                                    ============      ================ ==========    ============


                                                                 December 31, 1995
                                      -------------------------------------------------------------
                                                             Gross           Gross
                                      Amortized            Unrealized      Unrealized
                                         Cost                Gains           Losses     Fair Value
                                      ----------           --------      ---------     ----------
U.S. Treasury securities
 and obligations of the
 U.S. Government                       $   4,829           $      0      $   1,758     $   93,071
Bank certificates of
 deposit                               1,973,896              1,210              0      1,975,106
Obligations of states
 and political subdivisions              178,420                256              0        178,676
                                      ----------           --------      ---------     ----------

Total                                 $2,247,145           $  1,466       $  1,758     $2,246,853
                                      ==========           ========       ========     ==========



Note 3: Investments (continued)

Gross realized gains and losses on sales of available-for-sale securities were:

                                            1996        1995
                                        --------   ----------
Gross realized gains:
 Fixed maturities                       $  2,407   $    7,481
 Equity securities                        30,502       14,192
                                        --------   ----------

Total                                   $ 32,909     $  21,673
                                        ========     =========

Gross realized losses:
 Bank certificates of deposit           $  6,039     $       0
 Equity securities                        64,155       181,231
                                        --------     ---------
Total                                   $ 70,194     $ 181,231
                                        ========     =========

The Trust also realized net losses in trading securities in the amount of $415,929 in 1996. Trading security gains and losses are included in "Other Income". Additionally, as a result of transferring certain securities from the available-for-sale category to the trading category at December 31, 1996, $6,921 in realized losses were included in "Other Income".

The scheduled maturities of available-for-sale and held-to-maturity securities at December 31, 1996 were as follows:

Held-to-Maturity Securities                Amortized
                                             Cost           Fair Value
                                           --------         ----------
Due in one year or less                    $522,884         $522,010
                                           --------         --------

Total                                      $522,884         $522,010
                                           ========         ========

Available-for-Sale Securities:              Amortized
                                             Cost          Fair Value
                                           ----------      ----------
Due in one year or less                    $181,350         $181,533
Due after one year through five years       448,884          446,497
Due after five years through ten years      520,505          513,474
                                         ----------       ----------

Total                                    $1,150,739       $1,141,504
                                         ==========       ==========


Note 3: Investments (continued)

Because their likelihood of sale increased, securities with an amortized cost of $948,293 previously classified as held-to-maturity were transferred to the available-for-sale category. The fair value of such securities at the time of transfer was $948,099, creating an unrealized loss of $194.

There were no securities that were non-income producing for the year ended December 31, 1996.

Note 4: Reserve for Losses and Loss Adjustment Expenses

Reserves for losses and loss adjustment expenses at December 31, 1996 and 1995 consisted of the following:
                                                   1996                 1995
                                                ----------          -----------
         Case-basis reserves                    $2,053,357          $ 2,383,549
         Incurred but unreported claims            727,763            1,234,374
         Service company fees                       53,100               96,000
                                                ----------          -----------
         Total Reserves                         $2,834,220          $ 3,713,923
                                                ==========          ===========

Included in case-basis reserves are amounts that are to be paid by a reinsurer. The amounts due from the reinsurer are $660,986 and $708,509 in 1996 and 1995 respectively.

While the excess carrier has made all required payments through December 31, 1996, the Trust retains the ultimate liability for the payment of claims.

Additionally, the reserves have been discounted using an average interest rate of 5.5% per annum and using the Trust's historical payout pattern combined with national payment trends.

Note 5: Reserve for Premium Adjustment

The premium amounts paid by members of the Trust are determined initially each policy year from member provided estimates of their annual payroll by worker classification code. The member is then subject to an audit of their payroll data to determine the accuracy of their estimate. Any necessary premium adjustments are made based on audited payroll information. For the period ended June 30, 1996, management elected to audit less than 100% of the Trust membership. Due to the limited number of audits performed, a reserve was established for premium adjustments that management estimates could be due in the event members who were not audited request such an audit.



Note 6: Minimum Lease Payments

The Trust leases certain business equipment that are treated as capital leases in accordance with SFAS-13. Following are the present values of the minimum lease payments under these leases as of December 31, 1996 and 1995.

                                        1996            1995
                                       -----           ------
                           1996                        $6,095
                           1997        3,172            2,450
                           1998        1,208            1,174
                                      ------           ------
                                      $4,380           $9,719
                                      ======           ======
Note 7: Excess Insurance

The Trust acquired excess coverage insurance for accidents occurring during the period January 1, 1996 through June 30, 1996. The specific coverage limits the Trust's liability to $350,000 per claim incurred during this period. For claims incurred prior to January 31, 1992, the claim retention level was $200,000 with a maximum benefit of $10,000,000. Claims incurred from February 1, 1992 through July 31, 1992 have a retention level of $250,000 and a maximum benefit of $10,000,000. No claims are expected to exceed the maximum benefit. Although the excess carrier has made all required payments through December 31, 1996, the Trust retains the ultimate liability for the payment of claims.

The premium paid by the Trust for excess insurance is based on the manual premium of the Trust. Such manual premium is estimated at the beginning of the year and a premium payment made based on a full year's estimated manual premium. However, since the Trust discontinued writing coverage effective July 1, 1996 the Trust was entitled to a refund of a portion of the annual premium it paid for excess insurance for 1996. Based on the 1996 manual premium of the Trust, an overpayment of $89,860 exists as of December 31, 1996.


Note 8: Income Taxes

The Trust is a taxable entity subject to Internal Revenue Code Section 831 and related provisions. The provision for income tax for 1996 and 1995 from continuing operations consists of the following:

                         1996      1995
                        -------  --------
Current Income Tax
         Federal        $81,142  $549,712
         State           17,626    93,948
                        -------  --------

         TOTAL          $98,768  $643,660
                        =======  ========

The Trust had capital loss carryforwards at December 31, 1996 and 1995 of $1,037,257 and $577,121 respectively. These loss carryforwards can only be utilized if the Trust experiences future capital gains from the sale of investments. The trust made changes to its investment policy in 1996, discontinuing the practice of acquiring financial instruments in anticipation of realizing capital gains on the sale of such investments. As a result of this change, it is unlikely that these loss carryforwards will be utilized. Consequently, no deferred tax benefit or related deferred tax asset has been recognized in the financial statements for the eventual use of such loss carryforwards.

The 1995 balance sheet of the Trust presents a deferred tax asset in the amount of $43,331. This amount reflects what management believed was a temporary unrealized decline in the market value of its securities available for sale. The amount reflects the future tax benefit the Trust would have received if such securities were sold at the market value at that date. This amount was also applied to the gross decline in market value of investments to arrive at the net unrealized depreciation of securities available-for-sale, net of deferred taxes. It was determined in 1996 that the possibility of the Trust being able to utilize the losses resulting from such a sale would be remote and therefore no deferred tax benefit was recorded at December 31, 1996.

As described in Note 1, the Trust discontinued writing business effective July 1, 1996, reducing taxable income for 1996 significantly below 1995 levels. Estimated income tax payments for the first half of 1996 were based on Income Tax paid in 1995, consequently an overpayment was created. At December 31, 1996, the Trust was due a refund of $134,488 from the Internal Revenue Service and $18,374 from the State of Mississippi.

Note 9: Notes Receivable

At December 31, 1996 the balance sheet of the Trust reflects a note receivable of $20,000. This note is due on demand from Stoneville Insurance Company. Under the plan described in Note 1, Stoneville would be the successor of the Trust in its conversion to a stock insurance company.

Note 10: Concentration of Credit Risk

At December 31, 1996 the Trust had cash account balances in excess of the federally insured limit at its primary depository institution.

At December 31, 1995 premiums receivable were due from various members of the Trust. Because only locations in Mississippi are eligible for coverage, the majority of the members conduct business exclusively in the state of Mississippi. Additionally, reinsurance receivables of $660,986 and $708,509 in 1996 and 1995 respectively, are due from one reinsurer.

Note 11: Contingencies

In the normal course of operations, the Trust is involved in litigation related to certain claims. In the opinion of management, the reserve for losses and loss adjustment expenses is sufficient to cover these claims. Therefore, it believes the disposition of these matters will not have a material adverse effect on the Trust's financial position.

                         DELTA AGRICULTURAL AND INDUSTRIAL TRUST

                                  FINANCIAL STATEMENTS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                               RICHARD L. EATON
                          certified public accountant
                         (a professional corporation)
                             post office box 16603
                          jackson, mississippi 39236
                                 ____________

                           telephone: (601) 956-9751
                              fax: (601) 956-7415





                                            member of:
                                        american institute of
                                       certified public accountants

                                         mississippi society of
                                       certified public accountants



To the Trustees
Delta Agricultural and Industrial Trust
Jackson, Mississippi


I have compiled the accompanying balance sheets of Delta Agricultural and Industrial Trust as of March 31, 1997 and 1996, and the related statements of revenues and expenses, changes in trust equity and cash flows, for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.



Richard L. Eaton
Jackson, Mississippi
June 12, 1997







DELTA AGRICULTURAL AND INDUSTRIAL TRUST
Balance Sheets
March 31, 1997 and 1996
                                                                                                         1997                 1996
                                                                                                   -----------            ----------
Assets
Investments:
Trading securities (at fair value)
   Equity securities                                                                             $       247            $ 2,438,645
Securities available-for-sale (at fair value)
   Fixed maturities (amortized cost - $1,149,207 and $1,558,165)                                   1,132,273              1,549,448
Securities held-to-maturity (at amortized cost)
   Fixed Maturities (fair value - $521,940 and $593,825)                                             423,918                595,863
                                                                                                 -----------            -----------
Total Investments                                                                                  1,556,438              4,583,956

Cash and Cash Equivalents                                                                          2,494,299              1,495,584
Premiums receivable net of uncollectible amount                                                            0                778,402
Notes receivable                                                                                      20,000                      0
Accrued interest receivable                                                                           42,064                 54,220
Reinsurance receivables, net of uncollectible amounts                                                660,986                708,509
Excess insurance premium overpayment                                                                  89,860                      0
Other receivables                                                                                      9,958                      0
Capital equipment leases at cost less
   accumulated depreciation of $11,782 and $6,964                                                     12,312                 17,130
Prepaid expenses                                                                                      19,745                184,674
Income taxes receivable                                                                              198,830                      0
Other assets                                                                                             575                    575
                                                                                                 -----------            -----------

Total Assets                                                                                     $ 5,105,067            $ 7,823,050
                                                                                                 ===========            ===========

Liabilities and Trust Equity
Liabilities
Reserve for losses and loss adjustment expenses                                                  $ 2,345,052            $ 3,439,700
Unearned premiums                                                                                          0              1,223,856
Reserve for premium adjustment                                                                       324,268                      0
Accounts payable and accrued liabilities                                                              29,000                152,443
Income taxes payable                                                                                       0                245,516
Capital lease obligations                                                                              3,868                  7,108
                                                                                                 -----------            -----------
Total Liabilities                                                                                  2,702,188              5,068,623
                                                                                                 -----------            -----------

Trust Equity
Retained earnings                                                                                  2,419,829              2,763,144
Net unrealized loss on securities
  available for sale, net of deferred taxes                                                          (16,950)                (8,717)
                                                                                                 -----------            -----------
Total Trust Equity                                                                                 2,402,879              2,754,427
                                                                                                 -----------            -----------

Total Liabilities and Trust Equity                                                               $ 5,105,067            $ 7,823,050
                                                                                                 ===========            ===========














See accompanying notes and accountant's report.



DELTA AGRICULTURAL & INDUSTRIAL TRUST
Statements of Revenue and Expenses
For the Three Months Ended March 31, 1997 and 1996



                                                                                                      1997                 1996
                                                                                                   --------             -----------
Revenue
Premiums earned                                                                                    $      0             $ 1,294,792
Premiums ceded                                                                                            0                 (44,930)
                                                                                                   --------             -----------

Net premiums earned                                                                                       0               1,249,862
Investment income                                                                                    51,961                  65,128
Net realized gains and losses on securities available-for-sale0                                         983
Other                                                                                                (9,959)               (167,692)
                                                                                                   --------             -----------

Total Revenue                                                                                        42,002               1,148,281
                                                                                                   --------             -----------

Expenses
Loss and loss adjustment expenses                                                                         0                 326,581
Service company fees                                                                                      0                 139,649
Regulatory fees                                                                                       9,000                  12,437
General expenses                                                                                     84,870                 102,890
                                                                                                   --------             -----------

Total Expenses                                                                                       93,870                 581,557
                                                                                                   --------             -----------

Excess Revenue over Expenses
  Before Income Tax Provision                                                                       (51,868)                566,724

Provision (benefit) for income taxes (all current)                                                   (8,551)                236,468
                                                                                                   --------             -----------

Excess Revenue over Expenses                                                                       ($43,317)            $   330,256
                                                                                                   ========             ===========


















See accompanying notes and accountant's report



DELTA  AGRICULTURAL  AND INDUSTRIAL  TRUST
Statements of Changes in Trust Equity
For the Three Months Ended March 31, 1997 and 1996

                                                                                                1997                          1996
                                                                                            ------------                  ----------
Trust Equity - Beginning of Year                                                            $ 2,453,894                   $2,365,728

Excess Revenue over Expenses                                                                    (43,317)                     330,256

Change in net unrealized loss on
   securities available for sale
   net of change in deferred taxes                                                               (7,698)                      58,443
                                                                                            -----------                   ----------


Trust Equity - End of Period                                                                $ 2,402,879                   $2,754,427
                                                                                            ===========                   ==========


































See  accompanying  notes  and  accountant's   report.



DELTA  AGRICULTURAL  AND
INDUSTRIAL  TRUST
Statements of Cash Flows For the Three Months Ended March 31,
1997 and 1996


                                                                                                     1997                    1996
                                                                                                -----------             ------------
Cash Flows From Operating Activities
Premiums collected                                                                              $         0             $ 1,610,997
Losses and loss adjustment expenses paid                                                           (489,168)               (600,804)
Refunds and premium adjustments paid                                                                (60,595)                      0
Administrative expenses paid                                                                       (119,107)               (535,646)
Income taxes paid                                                                                   (37,417)               (385,000)
Investment income received                                                                           62,088                 105,677
Net (increase) decrease in trading securities                                                     1,678,829                 (23,899)
Interest paid                                                                                             0                    (426)
                                                                                                -----------             -----------
Net Cash Provided by Operating Activities                                                         1,034,630                 170,899
                                                                                                -----------             -----------

Cash Flows From Investing Activities
Proceeds from sales of available-for-sale securities                                                      0                 559,145
Purchase of available-for-sale securities                                                                 0                (727,333)
Purchases of held-to-maturity securities                                                                  0                (100,000)
Transfer of held-to-maturity security to cash equivalent                                             99,874                 356,000
Capital expenditures                                                                                      0                  (1,553)
                                                                                                -----------             -----------
Net Cash Provided by Investing Activities                                                            99,874                  86,259
                                                                                                -----------             -----------

Cash Flows From Financing Activities
Principal payments under capital lease obligations                                                     (170)                 (1,872)
                                                                                                -----------             -----------
Net Cash Used in Financing Activities                                                                  (170)                 (1,872)
                                                                                                -----------             -----------

Net Increase (Decrease) in Cash and
  Cash Equivalents                                                                                1,134,334                 255,286

Cash and Cash Equivalents at Beginning of Year                                                    1,359,965               1,240,298
                                                                                                -----------             -----------

Cash and Cash Equivalents at End of Year                                                        $ 2,494,299             $ 1,495,584
                                                                                                ===========             ===========

Reconciliation of net income to net cash provided
  by Operating Activities
                                                                                                ($   43,317)            $   330,256
Net Income
Adjustments to reconcile net income to net cash
  provided by operating activities:                                                                   1,205                   1,205
   Depreciation                                                                                           0                    (983)
   (Gain) or loss on sale of investments                                                          1,696,697                 (23,899)
   Decrease (increase) in trading securities                                                              0                 167,692
   Unrealized loss on trading securities                                                                  0                 558,628
   Decrease in premiums receivable                                                                    2,053                (182,052)
   Decrease (increase) in prepaid expenses                                                           10,346                  36,516
   Decrease (increase) in accrued interest receivable                                                (9,958)                      0
   Increase in notes and other receivables                                                              625                   4,033
   Amortization of bond premium (discount)                                                         (489,168)               (274,223)
   Decrease in unpaid loss and loss adjustment expenses                                                   0                (242,423)
   Increase (decrease) in unearned premiums                                                         (27,290)                (55,319)
   Decrease in accounts payable and accrued expenses                                                (60,595)                      0
   Increase in premium adjustment reserve                                                           (45,968)               (148,532)
                                                                                                -----------             -----------
   Decrease in income tax liability

Net cash provided by operating activities                                                       $ 1,034,630             $   170,899
                                                                                                ===========             ===========























See accompanying notes and accountant's report.




                   DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                        Notes to Financial Statements
             For the Three Months Ended March 31, 1997 and 1996


Note 1: Description and Operation of the Trust

The Delta Agricultural and Industrial Trust was formed under a Trust Agreement, dated August 1, 1991, between the Delta Council, a Mississippi nonprofit corporation and the Board of Trustees of Delta Agricultural and Industrial Trust.

The Trust, which is an entity subject to Federal and Mississippi Income Tax, was created to take advantage of Section 71-3-75 (3) of the Mississippi Code of 1972, as amended, which allows employers to form a pool for the purpose of self-insuring their liabilities under the Mississippi Workers' Compensation Law, versus purchasing insurance coverage from a commercial insurance company. The primary purpose of the Trust has been to provide its members with a source of consistent Workers Compensation insurance coverage at reasonable rates, regardless of the cyclical swings of the commercial insurance market. As a result of forming the Trust, members have the benefit of self-insurance while at the same time spreading the risk of self insurance among a group of employers.

Each member's contribution of funds to the Trust is computed similarly to the method employed by commercial insurance companies in determining premium rates. However, should the Trust be unable to sufficiently discharge all of its obligations, it would assess the members amounts needed to make up the deficiency. While the Trust has never assessed any of its members as a result of a deficiency, the members of the Trust are jointly and severally liable for the obligations of the trust. Due to changes in the Mississippi workers compensation market in early 1996, the Trust determined that the interests of its members would best be served by entering into an arrangement with a commercial insurance company whereby the Trust would discontinue writing coverage for its members effective July 1, 1996 and would encourage its members to move their workers' compensation insurance to the commercial carrier. Consequently the Trust has had no premium revenue since June, 1996. The Trust, or any successor to the Trust may, at its discretion, begin writing workers compensation for its members again at anytime.

In conjunction with the transfer of the Trust's insurance operation to a commercial carrier, management of the Trust began the process of forming a stock insurance company with the objective of allowing members of the Trust to become shareholders in the stock company. Under the plan, electing members would receive stock in the new company with a book value equivalent to the book value in the Trust at the date of conversion. The Plan also provides for the elimination of the joint and several liability of its members. As of the balance sheet date, this process was not complete.

Note 2: Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. The Significant accounting policies used to prepare the financial statements are summarized below:

Trading Securities

Bonds, notes, common stocks and mutual fund shares held principally for resale in the near term are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income.

Securities Held-to-Maturity

Bonds, notes and certificates of deposit (with maturities of more than three months) for which the Trust has the intent and ability to hold to maturity are reported at amortized cost, adjusted for amortization of premiums or discounts and other than temporary declines in fair value.

Securities Available-for-Sale

Bonds, notes, common stock and certificates of deposit (with maturities of more than three months) not classified as either trading or held-to-maturity are reported at fair value, adjusted for other than temporary declines in fair value, with unrealized gains and losses excluded from losses and reported as a separate component of trust equity. Realized gains and losses are determined on the specific identification method.

Cash Equivalents

For the purpose of presentation in the Trust's statements of cash flows, cash equivalents are short-term, highly liquid investments that are both (a) readily convertible to known amounts of cash and (b) so near to maturity that they present insignificant risk of changes in value due to changing interest rates.

Premium Revenue Recognition

Insurance premiums are recognized as revenue on a pro rata basis over the policy term. The portion of premiums that will be earned in the future are deferred and reported as unearned premiums. In determining premium rates, the Trust begins with rates established by NCCI (National Council of
 Commissioners of Insurance), determined by a prescribed worker classification code. The Trust

Note 2: Summary of Significant Accounting Policies (continued) then applies certain modifiers that either increase or decrease the NCCI rate based on an individual employer's claims history. From this modified rate certain other discounts may be applied to arrive at the individual insured's annual premium.

Reinsurance

In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Amounts due from reinsurers are shown as reinsurance receivables, net of uncollectible amounts on the balance sheets. Liabilities for losses and loss adjustment expenses are not reduced by the amounts receivable from reinsurers. Amounts ceded to reinsurers are shown as a reduction of earned premium on the statements of revenue.

Capital Equipment Leases

Certain assets of the Trust were acquired under capital lease arrangements. Such assets are recorded at their original cost and depreciated under the straight-line method over the estimated useful lives of the respective assets. Depreciation expense is included in "General Expenses".

Policy Acquisition Costs

All  Trust  member   contracts   renew   annually  on  a  calendar  year  basis.
Consequently, there are ordinarily no unamortized policy acquisition costs at December 31 to be presented on the balance sheet.

Insurance Liabilities

The liability for losses and loss-adjustment expenses includes an amount determined from loss reports and individual cases and an amount, based on past experience, for losses incurred but not reported. Such liabilities are necessarily based on estimates and, while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amounts provided. The methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in earnings currently.


Note 2: Summary of Significant Accounting Policies (continued)

Income Taxes

Income tax provisions are based on the asset and liability method.

Note 3: Investments

Major categories of net investment income are summarized as follows:

                                       1997              1996
                                   ---------         ---------
         Fixed Maturities          $  46,304         $  27,167
         Equity Securities                 0            30,332
         Short-term Investments        5,657             7,629
                                   ---------         ---------

         Total                     $  51,961         $  65,128
                                   =========         =========

The aggregate fair value, gross unrealized holding gains, gross unrealized holding losses, and amortized cost for available-for-sale and held-to-maturity securities by major security type at December 31, 1996 and 1995 are as follows:

Available-for-Sale Securities as of March 31, 1997 and 1996

                                               March 31, 1997
                            -------------------------------------------------
                                            Gross        Gross
                             Amortized    Unrealized   Unrealized
                               Cost         Gains       Losses      Fair Value
                         ----------       -------     -------    -------------
Bank certificates of
 deposit                 $  523,039       $   585     $ 3,768    $  519,856
Obligations of states and
 political subdivisions     626,168             0      13,751       612,417
                         ----------       -------     -------   -----------


Total                    $1,149,207       $   585     $17,519   $ 1,132,273
                         ==========       =======     =======   ===========





Note 3: Investments (continued)

                                               March 31, 1996
                            --------------------------------------------------
                                            Gross       Gross
                            Amortized     Unrealized  Unrealized
                               Cost         Gains       Losses      Fair Value
                            -----------   ---------    -------     -----------
Bank certificates of
 deposit                    $ 1,380,072   $   1,522    $ 8,849     $ 1,372,745
Obligations of states and
 political subdivisions         178,093           0      1,390         176,703
                            -----------   ---------   --------     -----------

Total                       $ 1,558,165   $   1,522   $ 10,239     $ 1,549,448
                            ===========   =========   ========     ===========

Held-to-Maturity Securities as of March 31, 1997 and 1996

                                          March 31, 1997
                       ----------------------------------------------------
                                         Gross        Gross
                          Amortized    Unrealized  Unrealized
                           Cost          Gains       Losses        Fair Value
                       -----------      --------    --------    --------------
Bank certificates of
 deposit               $   423,918      $ 0         $ 0         $   423,918
                       -----------      ---         ---         -----------

Total                  $   423,918      $ 0         $ 0         $   423,918
                       ===========      ===         ===         ===========

                                            March 31, 1996
                            --------------------------------------------------
                                             Gross        Gross
                               Amortized   Unrealized  Unrealized
                                  Cost       Gains      Losses      Fair Value
                            ---------     -----------  ----------   ----------
U.S. Treasury securities
 and obligations of the
 U.S. Government            $  95,863     $    0    $ (2,038)       $  93,825
Bank certificates of
 deposit                      500,000          0           0          500,000
                            ---------     ------    ---------       ---------

Total                       $ 595,863     $    0    $ (2,038)       $ 593,825
                            =========     ======    =========       =========



Note 3: Investments (continued)

Gross realized gains and losses on sales of available-for-sale securities were:
                           1997       1996
                         -------   -------
Gross realized gains:
 Fixed maturities        $    0    $ 2,253
                         ------    -------

Total                    $    0    $ 2,253
                         ======    =======



Gross realized losses:

 Fixed maturities      $ 0     $ 1,270
                       ---     -------

Total                  $ 0     $ 1,270
                       ===     =======

The Trust also realized net losses in trading securities in 1996 and 1995 in the amounts of $9,959 and $167,692 respectively. Trading security gains and losses are included in "Other Income".

The scheduled maturities of available-for-sale and held-to-maturity securities at March 31, 1997 were as follows:

Held-to-Maturity Securities                  Amortized
                                                Cost         Fair Value
                                            -----------     ------------
Due in one year or less                     $ 423,918       $   423,918
                                            ---------       -----------

Total                                       $ 423,918       $   423,918
                                            =========       ===========

Available-for-Sale Securities:               Amortized
                                                Cost          Fair Value
                                            ---------       -------------
Due in one year or less                     $ 433,515       $   431,715
Due after one year through five years         195,434           193,324
Due after five years through ten years        520,258           507,234
                                            ---------        ----------

Total                                      $1,149,207        $1,132,273
                                           ==========        ==========

There were no securities that were non-income producing for the twelve months prior to March 31, 1997.

Note 4: Reserve for Losses and Loss Adjustment Expenses

Reserves for losses and loss adjustment expenses at March 31, 1997 and 1996 consisted of the following:
                                             1997                       1996
                                        ----------                -----------
         Case-basis reserves            $2,015,724                $ 2,109,326
         Incurred but unreported claims    276,228                  1,234,374
         Service company fees               53,100                     96,000
                                        ----------                -----------
         Total Reserves                 $2,345,052                $ 3,439,700
                                        ==========                ===========


Included in case-basis reserves are amounts that are to be paid by a reinsurer. The amounts due from the reinsurer are $660,986 and $708,509 in 1997 and 1996 respectively.

While the excess carrier has made all required payments through March 31, 1997, the Trust retains the ultimate liability for the payment of claims.

Additionally, reserves have been discounted using an average interest rate of 5.5% per annum and using the Trust's historical payout pattern combined with national payment trends.

Note 5: Reserve for Premium Adjustment

The premium amounts paid by members of the Trust are determined initially each policy year from member provided estimates of their annual payroll by worker classification code. The member is then subject to an audit of their payroll data to determine the accuracy of their estimate. Any necessary premium adjustments are made based on audited payroll information. For the period ended June 30, 1996, management elected to audit less than 100% of the Trust membership. Due to the limited number of audits performed, a reserve was established for premium adjustments that management estimates could be due in the event members who were not audited request such an audit.

Note 6: Minimum Lease Payments

The Trust leases certain business equipment that are treated as capital leases in accordance with SFAS-13. Following are the present values of the minimum lease payments under these leases as of March 31, 1997 and 1996.

                                            1997    1996
                                           ------  ------
                            1996                   $3,484
                            1997           $2,660   2,450
                            1998            1,208   1,174
                                           ------  ------

                                         $  3,868  $7,108
                                         ================



Note 7: Excess Insurance

The Trust acquired excess coverage insurance for accidents occurring during the period January 1, 1996 through June 30, 1996. The specific coverage limits the Trust's liability to $350,000 per claim incurred during this period. For claims incurred prior to January 31, 1992, the claim retention level was $200,000 with a maximum benefit of $10,000,000. Claims incurred from February 1, 1992 through July 31, 1992 have a retention level of $250,000 and a maximum benefit of $10,000,000.

No claims are expected to exceed the maximum benefit. Although the excess carrier has made all required payments through March 31, 1997, the Trust retains the ultimate liability for the payment of claims.

The premium paid by the Trust for excess insurance is based on the manual premium of the Trust. Such manual premium is estimated at the beginning of the year and a premium payment made based on a full year's estimated manual premium. However, since the Trust discontinued writing coverage effective July 1, 1996 the Trust was entitled to a refund of a portion of the annual premium it paid for excess insurance for 1996. Based on the 1996 manual premium of the Trust, an overpayment of $89,860 exists as of March 31, 1997.

Note 8: Income Taxes

The Trust is a taxable entity subject to Internal Revenue Code Section 831 and related provisions. The provision for income tax for 1997 and 1996 from continuing operations consists of the following:

                                              1997              1996
                                           ---------         ---------
Current Income Tax Provision (Benefit)
         Federal                           $ (7,439)         $205,727
         State                               (1,112)           30,741
                                           ---------         --------

         TOTAL                             $ (8,551)         $236,468
                                           =========         ========

The Trust had capital loss carryforwards at December 31, 1996 and 1995 of $1,037,257 and $577,121 respectively. These loss carryforwards can only be utilized if the Trust experiences future capital gains from the sale of investments. The trust made changes to its investment policy in 1996, discontinuing the practice of acquiring financial instruments in anticipation of realizing capital gains on the sale of such investments. As a result of this change, it is unlikely that these loss carryforwards will be utilized. Consequently, no deferred tax benefit or related deferred tax asset has been recognized in the financial statements for the eventual use of such loss carryforwards.

The Trust had certain unrealized losses on securities available-for-sale which ordinarily would create a deferred tax asset, the benefit from which would be realized upon the sale of such securities. It was determined in 1996; however, that the possibility of the Trust being able to utilize the losses resulting from such a sale would be remote and therefore no deferred tax benefit was recorded as of the balance sheet dates.

Note 9: Notes Receivable

At March 31, 1997 the balance sheet of the Trust reflects a note receivable of $20,000. This note is due on demand from Stoneville Insurance Company. Under the plan described in Note 1, Stoneville would be the successor of the Trust in its conversion to a stock insurance company.

Note 10: Concentration of Credit Risk

At March 31, 1996 premiums receivable were due from various members of the Trust. Because only locations in Mississippi are eligible for coverage, the majority of the members conduct business exclusively in the state of Mississippi. Additionally, reinsurance receivables of $660,986 and $708,509 as of March 31, 1997 and 1996, respectively, are due from one reinsurer.

Note 11: Contingencies

In the normal course of operations, the Trust is involved in litigation related to certain claims. In the opinion of management, the reserve for losses and loss adjustment expenses is sufficient to cover these claims. Therefore, it believes the disposition of these matters will not have a material adverse effect on the Trust's financial position.





                                 STONEVILLE INSURANCE COMPANY

                                     FINANCIAL STATEMENTS

                             FOR THE YEAR ENDED DECEMBER 31, 1996

                                       RICHARD L. EATON
                                  CERTIFIED PUBLIC ACCOUNTANT
                                 (A PROFESSIONAL CORPORATION)
                                     POST OFFICE BOX 16603
                                  JACKSON, MISSISSIPPI 39236
                                         ____________

                                   TELEPHONE: (601) 956-9751
                                      FAX: (601) 956-7415



                                            MEMBER OF:
                                        AMERICAN INSTITUTE OF
                                       CERTIFIED PUBLIC ACCOUNTANTS

                                         MISSISSIPPI SOCIETY OF
                                     CERTIFIED PUBLIC ACCOUNTANTS





Board of Directors
Stoneville Insurance Company
Jackson, Mississippi

I have audited the accompanying balance sheet of Stoneville Insurance Company as of December 31, 1996 and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements present fairly, in all material respects, the financial position of Stoneville Insurance Company as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Richard L. Eaton
Jackson, Mississippi
March 6, 1997

STONEVILLE INSURANCE COMPANY
Balance Sheet
December 31, 1996


Assets

Cash in Bank                                              $19,970
                                                    -------------

Total Assets                                              $19,970
                                                    =============


Liabilities
Notes Payable                                             $20,000
Accrued Interest Payable                                      407
                                                    -------------

Total Liabilities                                          20,407
                                                    =============

Stockholders' Equity
Common Stock                                                    0
Retained Earnings                                            (437)
                                                     -------------

Total Stockholders' Equity                                   (437)
                                                     -------------

Total Liabilities and Stockholders' Equity                $19,970
                                                    =============

See accompanying notes to financial statements.

STONEVILLE INSURANCE COMPANY
Statement of Income
For the Year Ending December 31, 1996




Revenue                                                                $0
                                                         ----------------


Expenses
Bank Charges                                                           30
Interest Expense                                                      407
                                                         ----------------

Total Expenses                                                        437
                                                         ----------------

Net Income                                                          ($437)
                                                          ================

See accompanying notes to financial statements.

STONEVILLE INSURANCE COMPANY Statement of Changes in Stockholders' Equity For the Year Ended December 31, 1996


                                                               Total
                                  Common       Retained     Stockholders'
                                   Stock       Earnings        Equity
                               ------------- ------------- ---------------
Balance at Beginning of Year              $0            $0              $0

Net Income (Loss)                          0           437            $437
                               ------------- ------------- ---------------

Balance at End of Year                    $0          $437            $437
                               ============= ============= ===============

See accompanying notes to financial statements.

STONEVILLE INSURANCE COMPANY Statement of Cash Flows For the Year Ended December 31, 1996


Cash Flows From Operating Activities
Bank charges paid                                             ($30)
                                                   ----------------

Net Cash Provided by Operating Activities                      (30)
                                                   ----------------

Cash Flows From Financing Activities
Loan proceeds                                                20,000
                                                   ----------------

Net Cash Provided by Financing Activities                    20,000
                                                   ----------------

Net Increase (Decrease) in Cash and
  Cash Equivalents                                           19,970

Cash and Cash Equivalents at Beginning of Year                    0
                                                   ----------------

Cash and Cash Equivalents at End of Year                    $19,970
                                                   ================



Reconciliation of Net Income to Cash Flows Provided
  by Operating Activities
    Net income                                                ($437)
    Increase in accrued interest payable                        407
                                                    ----------------

Net Cash Provided by Operating Activities                      ($30)
                                                    ================

See accompanying  notes to financial  statements.
STONEVILLE  INSURANCE COMPANY

Notes to Financial Statements For the Year Ended December 31, 1996




Note 1: Description and Operation of the Company

Stoneville Insurance Company (The Company) is a developmental stage insurance company formed in August, 1996 to become the successor to the Delta Agricultural and Industrial Trust, (The Trust), a Mississippi self-funded workers compensation insurance trust.

The Trust has been in operation since August, 1991 providing workers compensation insurance coverage initially to agricultural and industrial concerns in the Mississippi Delta region, and later to numerous industries throughout Mississippi. The Trust was an alternative to the high cost of insurance acquired through the Mississippi assigned risk pool or through commercial carriers. Each member's contribution of funds to the Trust was computed similarly to the method employed by commercial insurance companies in determining premium rates. However, if the Trust was unable to sufficiently discharge all of its obligations, it would assess members the amount needed to make up any deficiency. The insureds of the Trust are jointly and severally liable for the obligations of the Trust.

Due to changes in the Mississippi workers compensation market in early 1996, the Trust determined that the interests of its members would best be served by converting into a Mississippi domestic insurance company in which the members of the Trust could become shareholders. The Trust entered into an arrangement with a commercial insurance company whereby the Trust discontinued writing coverage for its members effective July 1, 1996 and encouraged its members to move their workers' compensation insurance to the recommended commercial carrier. The Trust or any successor to the Trust has the right to reinsure as much of the business transferred to the commercial carrier as they deem appropriate.

The Trust began the process of forming a stock insurance company (Stoneville Insurance Company) with the objective of allowing the members of the Trust to become shareholders in the stock company. Under the plan, qualifying insureds of the Trust would receive stock in the new company with a book value equivalent to the book value in the Trust at the date of conversion and all remaining assets and liabilities of Trust would be transferred to Stoneville Insurance Company. The plan also provides for the elimination of the joint and several liability of the Trust's insureds. Although Stoneville has been formed, the conversion process had not been completed. Upon completion of the conversion process, the Company is expected to be licensed by the Mississippi Department of Insurance.

STONEVILLE  INSURANCE  COMPANY
Notes to Financial  Statements For the Year Ended
December 31, 1996



Other than the opening of a checking account with funds borrowed from the Trust, the Company had no activity during 1996.


Note 2: Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. No significant accounting policies are described due to the absence of activity.



Note 3: Notes Payable

At December 31, 1996 the balance sheet of the Company reflects a note payable of $20,000. This is a demand note due to the Trust that provides for interest at the applicable federal rate. Accrued and unpaid interest at December 31, 1996 amount to $407. This note would be eliminated upon the completion of the plan of conversion described in Note 1.

                                 STONEVILLE INSURANCE COMPANY

                                     FINANCIAL STATEMENTS
                      FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                       RICHARD L. EATON
                                  CERTIFIED PUBLIC ACCOUNTANT
                                 (A PROFESSIONAL CORPORATION)
                                     POST OFFICE BOX 16603
                                  JACKSON, MISSISSIPPI 39236
                                         ____________

                                   TELEPHONE: (601) 956-9751
                                      FAX: (601) 956-7415



                                        MEMBER OF:
                                    AMERICAN INSTITUTE OF
                                   CERTIFIED PUBLIC ACCOUNTANTS

                                  MISSISSIPPI SOCIETY OF
                                   CERTIFIED PUBLIC ACCOUNTANTS


Stoneville Insurance Company

Jackson, Mississippi


I have compiled the accompanying balance sheet of Stoneville Insurance Company as of March 31, 1997, and the related statement of revenues and expenses, changes in trust equity and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.



Richard L. Eaton
Jackson, Mississippi
June 12, 1997

STONEVILLE INSURANCE COMPANY
Balance Sheet
March 31, 1997


Assets

Cash in Bank                                                   $19,970
                                                         -------------

Total Assets                                                   $19,970
                                                         =============


Liabilities
Notes Payable                                                  $20,000
Accrued Interest Payable                                           690
                                                         -------------

Total Liabilities                                               20,690
                                                         -------------

Stockholders' Equity
Common Stock                                                         0
Retained Earnings                                                (720)
                                                         -------------

Total Stockholders' Equity                                       (720)
                                                         -------------

Total Liabilities and Stockholders' Equity                     $19,970
                                                         =============











See accompanying notes and accountant's report.

STONEVILLE INSURANCE COMPANY
Statement of Income
For the Three Months Ended March 31, 1997




Revenue                                               $0
                                           -------------


Expenses
Interest Expense                                     283
                                           -------------

Total Expenses                                       283
                                           -------------

Net Income                                        ($283)
                                           =============


















See accompanying notes and accountant's report.

STONEVILLE INSURANCE
COMPANY
Statement of Changes in Stockholders' Equity
For the Three Months Ended March 31, 1997



                                                                 Total
                                 Common          Retained     Stockholders'
                                  Stock          Earnings        Equity
                             --------------- ------------------------------
Balance at Beginning of Year              $0        ($437)           ($437)

Net Income (Loss)                          0         (283)           ($283)
                             --------------- ------------------------------

Balance at End of Period                  $0        ($720)           ($720)
                             =============== ==============================




















See accompanying notes and accountant's report.


STONEVILLE INSURANCE COMPANY
Statement of Cash Flows
For the Three Months Ended March 31, 1997


Cash Flows From Operating Activities
                                                           $0
                                                -------------

Net Cash Provided by Operating Activities                   0
                                                -------------

Cash Flows From Financing Activities
                                                            0
                                                -------------

Net Cash Provided by Financing Activities                   0
                                                -------------

Net Increase (Decrease) in Cash and
  Cash Equivalents                                          0

Cash and Cash Equivalents at Beginning of Year         19,970
                                                -------------

Cash and Cash Equivalents at End of Year              $19,970
                                                =============



Reconciliation of Net Income to Cash Flows Provided
  by Operating Activities
    Net income                                         ($238)
    Increase in accrued interest payable                 238
                                                -------------

Net Cash Provided by Operating Activities                 $0
                                                =============





See accompanying notes and accountant's report.

STONEVILLE INSURANCE COMPANY
Notes to Financial Statements
For the Three Months Ended March 31, 1997




Note 1: Description and Operation of the Company

Stoneville Insurance Company (The Company) is a developmental stage insurance company formed in August, 1996 to become the successor to the Delta Agricultural and Industrial Trust, (The Trust), a Mississippi self-funded workers compensation insurance trust.

The Trust has been in operation since August, 1991 providing workers compensation insurance coverage initially to agricultural and industrial concerns in the Mississippi Delta region, and later to numerous industries throughout Mississippi. The Trust was an alternative to the high cost of insurance acquired through the Mississippi assigned risk pool or through commercial carriers. Each member's contribution of funds to the Trust was computed similarly to the method employed by commercial insurance companies in determining premium rates. However, if the Trust was unable to sufficiently discharge all of its obligations, it would assess members the amount needed to make up any deficiency. The members of the Trust are jointly and severally liable for the obligations of the Trust.

Due to changes in the Mississippi workers compensation market in early 1996, the Trust determined that the interests of its members would best be served by entering into an arrangement with a commercial insurance company whereby the Trust discontinued writing coverage for its members effective July 1, 1996 and encouraged its members to move their workers' compensation insurance to the recommended commercial carrier. The Trust or any successor to the Trust has the right to reinsure as much of the business transferred to the commercial carrier as they deem appropriate.

In conjunction with the transfer of the Trust's insurance operation to a commercial carrier, management of the trust began the process of forming a stock insurance company (Stoneville Insurance Company) with the objective of allowing the members of the trust to become shareholders in the stock company. Under the plan, electing members would receive stock in the new company with a book value equivalent to the book value in the Trust at the date of conversion and all remaining assets and liabilities of Trust would be transferred to Stoneville Insurance Company. The Plan also provides for the elimination of the joint and several liability of its members. Although Stoneville has been formed, the conversion process had not been completed. Upon completion of the conversion process, the Company is expected to be licensed by the Mississippi Department of Insurance.

STONEVILLE INSURANCE COMPANY
Notes to Financial Statements
For the Three Months Ended March 31, 1997



The Company was inactive during the first three months of 1997.


Note 2: Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. No significant accounting policies are described due to the absence of activity.



Note 3: Notes Payable

At March 31, 1997 the balance sheet of the Company reflects a note payable of $20,000. This is a demand note due to the Trust described in Note 1 that provides for interest at the applicable federal rate. Accrued and unpaid interest at March 31, 1997 amounts to $690. This note would be eliminated upon the completion of the plan of conversion described in Note 1.








                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits and financial statement schedules are furnished as a part of this Registration Statement:

Exhibit Number     Description

       8 Opinion of Watkins Ludlam & Stennis, P.A. regarding tax matters

       23.1 Consent of Richard L. Eaton, CPA, independent accountant, with respect to consolidated financial statements of the Trust and the Company

       27          Financial Data Schedule to be filed by Amendment

ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment Number 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on this the 18th day of July, 1997.

STONEVILLE INSURANCE COMPANY



BY:/s/ Harry E. Vickery
       Harry E. Vickery
       President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment Number 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         NAME                 TITLE                           DATE



 /s/ Harry E. Vickery*     Chairman of the Board          July 18, 1997
-----------------------    and Director  (Chief
William L. Kennedy         Executive Officer)


/s/ Harry E. Vickery      President and Director,         July 18, 1997
-----------------------   Principal Financial Officer,
Harry E. Vickery          Principal Accounting Officer

/s/ Harry E. Vickery*     Secretary, Treasurer,           July 18, 1997
----------------------    Vice President,
David R. White            Director


*By: /s/ Harry E. Vickery
       Harry E. Vickery, Attorney in Fact,
       pursuant to the power of attorney issued
       on April 1, 1997